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                                                                    EXHIBIT 10.4
                                    AGREEMENT

                                      AMONG

                           SHAREHOLDERS AND INVESTORS

                                       IN

                          OUTSOURCE INTERNATIONAL, INC.



                                February 21, 1997
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                                TABLE OF CONTENTS

                                                                            Page

1. DEFINITIONS .........................................................       1

2. VOTING TRUST ........................................................      10
   2.1    Establishment of Voting Trust ................................      10
   2.2    Restrictions on Transfer of Voting Trust Certificates ........      10
   2.3    Withdrawal from Trust ........................................      10
   2.4    Trustees .....................................................      11
   2.5    Amendment; Termination .......................................      13
   2.6    Rights of Company with Respect to Common Stock
          Hereafter Acquired ...........................................      13

3. RESTRICTIONS ON TRANSFERS BY THE INITIAL Shareholders ...............      13
   3.1    Restrictions on Transfer .....................................      13
   3.3    Right of First Refusal .......................................      15
   3.4    Drag-Along Rights ............................................      17
   3.5    Tag-Along Rights .............................................      18
   3.6    Market Stand-Off .............................................      20

4. PRE-EMPTIVE RIGHTS ..................................................      21
   4.1    General ......................................................      21
   4.2    New Securities ...............................................      21
   4.3    Notice; Election to Exercise Pre-emptive Rights ..............      22
   4.4    Failure to Exercise Pre-emptive Right ........................      22

5. VOTING AGREEMENTS ...................................................      23
   5.1    Voting of Shares for Election of Directors ...................      23
   5.2    Additional Investor Directors ................................      24
   5.3    Removal; Vacancies ...........................................      25
   5.4    Other Voting Matters .........................................      26
   5.5    Initial Independent Directors ................................      26
   5.6    Compensation of Directors ....................................      27

6. RESTRICTIONS AND LIMITATIONS ........................................      27
   6.1    Consent of Investors .........................................      27

7. ADDITIONAL RIGHTS OF INITIAL SHAREHOLDERS ...........................      29
   7.1    Information Rights ...........................................      29
   7.2    Initial Public Offering Registration Rights ..................      29
   7.3    Directed Stock Offering ......................................      29

                                       ii

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8. MISCELLANEOUS .......................................................      29
   8.1    Remedies .....................................................      29
   8.2    Binding Effect ...............................................      30
   8.4    Amendment and Waiver .........................................      30
   8.5    Governing Law and Forum ......................................      31
   8.6    Notices, Etc .................................................      31
   8.7    Recapitalization, Exchanges, Etc .............................      32
   8.8    Gender .......................................................      32
   8.9    Counterparts; Headings .......................................      32
   8.10   Severability .................................................      32
   8.11   Entire Agreement .............................................      32
   8.12   WAIVER OF JURY TRIAL .........................................      33

      SCHEDULES

            Schedule 1 -- Initial Shareholders
            Schedule 2 -- Management Shareholders

      EXHIBITS

            Exhibit A - Form of Voting Trust Agreement

                                      iii

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                   AGREEMENT AMONG SHAREHOLDERS AND INVESTORS

      Agreement among Shareholders and Investors, dated as of February 21, 1997, by and among OutSource International, Inc., a Florida corporation, (the "Company"), the shareholders of the Company listed on SCHEDULE 1 hereto (the "Initial Shareholders"), the shareholders of the Company and certain holders of option to purchase Common Stock listed on SCHEDULE 2 hereto (the "Management Shareholders"), Triumph - Connecticut Limited Partnership ("Triumph") and Bachow Investment Partners III, L.P. ("Bachow" and together with Triumph, the "Investors"), and Richard J. Williams and Paul M. Burrell, as trustees (the "Trustees") under a certain voting trust agreement, executed as of an even date herewith, by and among the Initial Shareholders, the Company and the Trustees (the "Voting Trust Agreement").

                               W I T N E S S E T H

      WHEREAS, as of the date hereof, the Initial Shareholders are the beneficial holders of the shares of Common Stock of the Company set forth on
SCHEDULE 1 attached hereto, which shares are held of record by the Trustees under the terms of the Voting Trust Agreement;

      WHEREAS, as of the date hereof, the Management Shareholders are the holders of the shares of Common Stock of the Company and/or the options to purchase Common Stock set forth on SCHEDULE 2 attached hereto;

      WHEREAS, as of the date hereof, the Investors hold Notes issued by the Company in an aggregate principal amount of $25 million pursuant to the Purchase Agreement and warrants to purchase an aggregate of 1,210,025 shares of Common Stock of the Company issued pursuant to the Purchase Agreement (the "Initial Warrants");

      WHEREAS, as of the date hereof, State Street Bank and Trust Company of Connecticut, National Association, as escrow agent (the "Escrow Agent") holds warrants to purchase an aggregate of 882,751 shares of Common Stock of the Company (the "Additional Warrants"), under the terms of that certain escrow agreement, executed as of an even date herewith, by and among the Initial Shareholders, the Management Shareholders, the Investors and the Escrow Agent (the "Escrow Agreement"), which warrants may, after the date hereof, be released to the Investors, the Initial Shareholders, or the Management Shareholders as provided in the Escrow Agreement.

      NOW THEREFORE, in consideration of the Investors' purchase of the Notes and Warrants, the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.    DEFINITIONS.

      In addition to any terms defined elsewhere herein, as used in this Agreement the following terms have the respective meanings set forth below:

      "Additional Warrants" shall have the meaning set forth in the preamble hereof.

      "Affiliate" shall mean except as otherwise defined in this Agreement, with respect to any Person, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (i) who holds more than 10% of the outstanding capital stock of such Person, or (ii) directly or indirectly controlling or controlled by or under common control with such Person, PROVIDED that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "Affiliate Transaction" shall have the meaning set forth in Subsection 6.1(e).

      "Approval Process" shall mean the process to be used by the Company and one or more holders of Common Stock or Warrants to determine the Current Value in the event that there is a dispute regarding such Current Value as follows: the Company and such holder or holders shall choose a nationally recognized, independent investment bank (the "Appraiser") mutually acceptable to such parties, which will determine the Current Value and deliver to each party a fairness opinion with respect to such Current Value. If the parties cannot agree on a mutually acceptable Appraiser, each of the Company and such holder or holders (who shall act with the approval of two-thirds-in-interest of such holders) shall select a nationally recognized investment banking firm, the two firms so selected shall select a third nationally recognized investment banking firm, and such third firm shall be the Appraiser. All expenses with respect to the Approval Process shall be borne by the Company. The Appraiser will consider the cost of the appraisal when determining the Current Value. The Approval Process shall proceed on a timely basis with all parties using their best efforts to resolve such disputes as soon as practicable.

      "Asset Acquisition" shall mean (i) an investment by the Company or any Subsidiary in any other Person pursuant to which such Person shall become a Subsidiary of the Company or of any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary, or (ii) the acquisition by the Company or any Subsidiary other than in the ordinary course of business of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person.

      "Asset Sale" shall mean any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition by the Company or by any of its Subsidiaries (including any sale and leaseback transaction) to any Person other than to the Company or to a direct or indirect wholly owned Subsidiary of the Company of (i) any Common Stock or other equity interest of any Subsidiary of the Company or (ii) any other property or assets of the Company or of any Subsidiary of the Company, other than with respect to this clause (ii) any such sale,

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conveyance, transfer, lease, assignment or other disposition of inventory or obsolete equipment in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $1,000,000.

      "Assigned Value" shall mean initially $8.87, subject to adjustment pursuant to Article IV of the Warrants.

      "Board of Directors" shall mean the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

      "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

      "Capital Lease Obligations" of a Person shall mean any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Cause" shall mean (i) willful malfeasance or willful misconduct by a director in connection with the performance of his duties as such, (ii) the commission by a director of any felony or (iii) a determination by a court of competent jurisdiction in the United States that such director, as such or in any other capacity (whether or not relating to the Company) , breached a fiduciary duty owed by him or here to another Person.

      "Change of Control" shall mean the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Company): (i) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a group consisting only of Management Investors or the Investors or the Initial Shareholders, or any combination thereof, is or becomes the "beneficial owner," directly or indirectly, of more than 30% of the total voting power of the Common Stock of the Company; (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) in one transaction or a series of transactions to any "person" (as such term is used in Section 13(d) or 14(d) of the Exchange Act), or group (other than a wholly owned Subsidiary of the Company) of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group of Persons"), provided that the foregoing shall not apply to the granting of liens on such assets to the extent permitted by this Agreement; (iii) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company (in each case, whether or not in compliance with the terms of this Agreement), in any such event pursuant to a transaction in which immediately after the consummation thereof the Shareholders of the Company immediately prior to the consummation of the transaction shall cease to have the

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power, directly or indirectly (including by way of a general partnership interest), to vote or direct the voting of securities having in the aggregate at least a majority of the ordinary voting power for the election of the directors of the Company; (iv) the adoption of any plan of liquidation or dissolution of the Company (whether or not in compliance with the provisions of this Agreement); or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred by virtue of (i) the Company or any of its employee benefit or stock plans filing (or being required to file after the lapse of time) a Schedule 13D or 14D-1 (or any successor or similar schedule, form or report under the Exchange Act), or (ii) the purchase by one or more underwriters of Common Stock of the Company pursuant to a firm commitment underwriting in connection with a public offering of such Common Stock.

      "Continuing Director" shall mean, as of the date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors subsequent to such date in accordance with the terms hereof or with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such election or nomination.

      "Charter Documents" shall mean the Company's articles of incorporation and the Company's by-laws, each as amended and in effect from time to time.

      "Closing Price" on any date shall mean the last sale price of the Common Stock reported in THE WALL STREET JOURNAL or other trade publication regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported by the Nasdaq Stock Market, Inc. ("NASDAQ") or its successor, if any, or if the Common Stock is not so reported, the average of the reported bid and asked prices in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Investors or, if there is no such firm, as furnished by any NASD member selected by the Investors.

      "Common Stock" shall mean the common stock, par value $.001 per share, of the Company, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par, stated or liquidation value in respect to the rights

                                       4

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of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

      "Company" shall mean OutSource International, Inc., a Florida corporation, and any successor to the business or assets thereof.

      "Company Sale" shall mean any merger or consolidation of the Company, the sale of all or substantially outstanding Common Stock, sale of all or substantially all of the assets of the Company or a recapitalization transaction.

      "Current Value" as of any given date shall mean the fair market value of the Common Stock on such date determined as follows: (a) if there has been a Qualified Public Offering, the Company has a Qualified Public Float and the Closing Price for the Common Stock is available, the average of the daily Closing Price of the Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to the date of determination; PROVIDED, HOWEVER, that if there shall have occurred prior to the date of determination any event described in Sections 4.1 through 4.5 of the Warrants which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or within such 20-day period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction, of which the numerator shall be the Assigned Value as in effect on the Trading Day preceding the date of determination and the denominator of which shall be the Assigned Value as in effect on the Trading Day preceding the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Value may be minimized; or (b) if there has not been a Qualified Public Offering, the Company does not have a Qualified Public Float or the Closing Price for the Common Stock is not available, the Board of Directors of the Company and the Investors shall independently determine Current Value on the basis of an assumed Company Sale reflecting external market conditions and the unique characteristics of the Company, as if the Common Stock were freely tradeable in a liquid public market (i.e. without any discount for lack of liquidity or restrictions on free trading or due to the fact that the Company has no class of equity securities registered under the Exchange Act, if such is the case). The value of individual Subsidiaries of the Company may be considered but any final determination of Current Value shall derive from a valuation of the Company and its Subsidiaries taken as a whole. In the event that clause (b) above applies, each of the Board of Directors of the Company and the Investors shall deliver to the other a report stating the Current Value as of a specified date and setting forth a brief statement as to the nature and scope of the examination or investigation upon which the determination of such Current Value was made. In the event that such reports disagree as to Current Value, the Company and the Investors shall promptly consult with each other to resolve such disagreement; provided that, at any time during such consultations, either the Board of Directors or the Investors may request that the parties determine Current Value pursuant to the Approval Process and upon such request each party shall be obligated to proceed with the Approval Process.

                                       5

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      "Date of Issuance" shall mean the date of issuance of the Notes and
Warrants pursuant to the Purchase Agreement immediately after giving effect to all redemptions and transactions occurring on such date, provided that the Date of Issuance shall be deemed to be the date of issuance of the Notes and Warrants regardless of the number of times new notes representing the obligations formerly represented by the Notes or new certificates representing the Warrants shall be issued.

      "Disqualified Capital Stock" shall mean any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except upon the occurrence of a Change of Control), in whole or in part, on or prior to the Stated Maturity Date of the Notes or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the Stated Maturity Date of the Notes; provided, that only a portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity Date shall be deemed to be Disqualified Capital Stock.

      "Escrow Agent" shall have the meaning set forth in the preamble hereof.

       "Escrow Agreement" shall have the meaning set forth in the preamble hereof.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

      "Executive Officers" shall mean as of a given date the chief executive officer, the chief financial officer, any executive vice president and any divisional president of the Company.

      "Indebtedness" shall mean, with respect to any Person, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments (including purchase money obligations) for payment of which such Person is responsible or liable;
(ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance, securities purchase facility or similar credit transaction (other than obligations with respect to stand-by letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn

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

upon, such drawing is reimbursed no later than the second Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all Indebtedness of others (including all dividends of other Persons for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds; (vi) net liabilities of such Person under Interest Rate or Currency Protection Agreements; (vii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; PROVIDED that if the Obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien; (viii) the repurchase price of all Redeemable Stock of such Person (calculated at the maximum price, if variable), plus all accrued and unpaid dividends; and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends which do not increase the liquidation preference, if any; PROVIDED, HOWEVER, that Indebtedness will not include endorsements of negotiable instruments for collection in the ordinary course of business. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Agreement and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness and (vii) Redeemable Stock of such Person; PROVIDED, HOWEVER, that Indebtedness will not include endorsements of negotiable instruments for collection in the ordinary course of business.

      "Initial Shareholders" shall mean the shareholders of the Company listed on SCHEDULE 1 attached hereto, all Affiliates thereof and all successors and assigns thereto.

       "Initial Warrants" shall have the meaning set forth in the preamble hereof.

      "Interest Rate or Currency Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, currency swap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in

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interest rates or currency exchange rates and which shall have a notional amount no greater than the payments due with respect to Indebtedness being hedged thereby.

      "Investors" shall have the meaning set forth in the preamble of this Agreement.

      "Investor Percentage" shall have the meaning set forth in Subsection 2.4(b) of this Agreement.

      "Management Percentage" shall have the meaning set forth in Subsection 2.4(b) of this Agreement.

      "Management Shareholders" shall mean the shareholders of the Company and the individuals holding options to purchase Common Stock of the Company listed on SCHEDULE 2 attached hereto, all Affiliates thereof and all successors and assigns thereto.

      "Notes" shall mean the Senior Subordinated Notes issued to the Investors on the Date of Issuance pursuant to the Purchase Agreement in the aggregate original principal amount of $25.0 million.

      "Obligations" with respect to any instrument governing Indebtedness means any and all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other charges, obligations and liabilities existing on the date of this Agreement or arising from time to time thereafter under such instrument, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including any obligations or liabilities to repay, redeem, repurchase, retire, acquire or defease any such Indebtedness, or any obligation to establish a sinking fund for any such purpose.

      "Permitted Transferee" shall mean any Person to whom an Initial Shareholder (or any direct or indirect Permitted Transferee thereof) transfers Common Stock in accordance with the terms of Section 3 of this Agreement (other than pursuant to a Qualified Public Offering) and who, if required by this Agreement, becomes a party to, and is bound to the same extent as its transferor by the terms of this Agreement.

      "Person" shall mean any natural person, sole proprietorship, partnership, joint venture, trust, incorporated organization, limited liability company, association, corporation, institution, public benefit corporation, entity or government body (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, commission or department thereof).

      "Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of February 21, 1997, by and between the Company, and the Investors, as modified, supplemented or amended from time to time.

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

      "Qualified Public Float" shall mean that the Common Stock is registered under Section 12 of the Exchange Act and the average of the daily Closing Price for thirty (30) consecutive Trading Days ending on the date of determination multiplied by the number of shares of Common Stock outstanding (excluding those held by affiliates as the term is defined under the Exchange Act), and freely transferable in the public market is at least $30.0 million.

      "Qualified Public Offering" shall mean an underwritten public offering (i) pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock, (ii) in which the proceeds received by the Company, net of underwriting discounts and commissions, equal or exceed $25.0 million, (iii) the initial public offering price per share of Common Stock is at least equal to the Assigned Value then in effect and (iv) at least one of the "lead" or managing underwriters is one of the so called "bulge bracket Wall Street firms."

      "Redeemable Stock" shall mean any Capital Stock that by its terms or otherwise is required to be redeemed prior to the sixth anniversary of the Date of Issuance or is redeemable at the option of the holder thereof any time prior to the sixth anniversary of the Date of Issuance.

      "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated February 21, 1997, by and among the Company and each of the Investors.

      "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

      "Shareholders" shall mean, collectively, the Initial Shareholders and the Management Shareholders, all Affiliates thereof and all successors and assigns thereto.

      "Subsidiary" shall mean with respect to any Person, any corporation, association or other business entity of which securities representing more than 50% of the combined voting power of the total capital stock (or in the case of an association or other business entity which is not a corporation, more than 50% of the equity interest) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. When used herein without reference to any Person, Subsidiary means a Subsidiary of the Company.

      "Trading Day" with respect to the Common Stock means (i) if the Common Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for business, or (iii) otherwise any Business Day.

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

      "Transfer" shall mean any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

      "Warrant" shall mean the Initial Warrants and the Additional Warrants and all warrants to purchase Common Stock issued upon transfer, division or combination of, or in substitution for, any thereof (as adjusted from time to time pursuant to the terms of the Warrants).

      "Warrant Shares" shall mean the shares of Common Stock purchasable or purchased by the Investors or the Shareholders upon the exercise of Warrants. When this Agreement makes reference to a specific number of Warrant Shares, such number is pursuant to the terms of the Warrants as in effect on the date hereof and subject to adjustment under the terms of the Warrants.

2.    VOTING TRUST

      2.1 ESTABLISHMENT OF VOTING TRUST. Concurrently with execution of this Agreement, the Trustees and each of the Initial Shareholders have entered into a voting trust agreement in substantially the form of EXHIBIT A attached hereto (the "Voting Trust Agreement"). Pursuant to the terms of the Voting Trust Agreement, the Initial Shareholders have deposited, and have caused all of their respective Affiliates to deposit, all shares of Common Stock beneficially owned or held of record by them and their Affiliates into a trust (the "Voting Trust") and have received in exchange a certificate or certificates representing their respective beneficial interests in their respective proportionate interest of the shares of Common Stock held by the Voting Trust (each, a "Voting Trust Certificate"). The Initial Shareholders hereby further agree to immediately deposit and to cause all of their Affiliates to deposit any and all shares of Common Stock or other equity interest in the Company hereafter acquired by them or their Affiliates into such Voting Trust, whereby they shall receive in exchange a Voting Trust Certificate or Certificates representing their respective beneficial interests in the shares of Common Stock or other equity interest so acquired.

      2.2 RESTRICTIONS ON TRANSFER OF VOTING TRUST CERTIFICATES. No Initial Shareholder shall, directly or indirectly, Transfer all or any portion of the Voting Trust Certificates now owned or hereafter acquired by such Initial Shareholder except strictly in compliance with Section 3 of this Agreement.

      2.3 WITHDRAWAL FROM TRUST. The holder of a Voting Trust Certificate may withdraw the shares of Common Stock represented by such certificate from the Voting Trust in accordance with the procedures set forth in Section 5 of the Voting Trust Agreement only upon the occurrence of any of the following circumstances:

          (a) at any time after the fifth anniversary of the Date of Issuance, provided that (i) all Indebtedness of the Company under the Notes shall have been repaid in full in cash and all other Obligations with respect to the Notes (other than repayment of installments of principal and interest not yet due with respect to notes issued in connection with the redemption of Warrants or Warrant Shares pursuant to
Article V of the Warrants (the "Put Notes") shall have been duly satisfied by the Company, and (ii) the Company has not consummated an initial underwritten public offering of the Common Stock registered under the Securities Act (the "IPO");

          (b) at any time after a Qualified Public Offering immediately prior to any Transfer of the shares of Common Stock represented by a Voting Trust Certificate to any Person who is not an Affiliate of any of the Initial Shareholders, subject to compliance with the provisions of Section 3 hereof; PROVIDED, HOWEVER, that only the shares of Common Stock represented by the portion of the Voting Trust Certificate actually Transferred shall be so withdrawn; or

          (c) immediately prior to any Transfer of the shares of Common Stock represented by a Voting Trust Certificate pursuant to Subsection 3.1(a), 3.1(e), 3.1(f), 3.1(h) or 3.1(i), subject to compliance with any other applicable provisions of Section 3 hereof; PROVIDED, HOWEVER, that only the shares of Common Stock actually Transferred shall be so withdrawn.

      2.4 TRUSTEES.

          (a) ADDITIONAL AND SUCCESSOR TRUSTEES. Successor Trustees shall be appointed as follows: (i) if Paul M. Burrell ceases to serve as Trustee for any reason, the individual then serving as chief executive officer of the Company shall be appointed as successor Trustee; (ii) if Richard J. Williams ceases to serve as Trustee for any reason, a successor Trustee shall be appointed in writing by two-thirds-in-interest (based on the number of Warrants then owned) of the Investors, provided that such successor shall be an employee, officer, principal, partner or affiliate of one of the Investors. At least one Trustee shall serve under the Voting Trust at all times; provided that if at any time no Trustee shall be serving (as a result, for example, of the deaths of all of the Trustees), then the Voting Trust Agreement and the Voting Trust shall nevertheless remain in existence in full force and effect, provided that a successor Trustee is designated in writing in the manner set forth above. Paul
M. Burrell and any successor thereto shall cease to serve as Trustee of the Voting Trust upon such individual ceasing to be the chief executive officer of the Company for whatever reason. Richard J. Williams and any successor thereto shall cease to serve as Trustee of the Voting Trust upon either (i) such individual ceasing to be an employee, officer, partner, principal or affiliate of one of the Investors, or (ii) two-thirds-in-interest (based on the number of Warrants then owned) of the Investors agreeing, in writing, to remove such individual, provided that such Investors have, at the same time, appointed a successor Trustee. Unless otherwise removed, Trustees under the Voting Trust Agreement shall serve until his or her resignation, refusal to act, death, permanent disability or incapacity to act. Any Trustee may resign by a signed instrument delivered to the remaining Trustee, if any, and to each of the registered holders of the Voting Trust Certificates, the Investors and the Management Shareholders.

          (b) VOTING. Pursuant to the terms of the Voting Trust Agreement, the Trustees, with each Trustee having the power to act independently, shall have the sole and exclusive right and power to vote all of the shares of Common Stock held in the Voting Trust with such voting being strictly in accordance with this Subsection 2.4(b). With respect to the election of members of the Board of Directors or the other voting matters addressed in Subsection 5.4 of this Agreement, the Trustees shall vote the shares held in the Voting Trust in accordance with the provisions of Section 5 of this Agreement. With respect to all other matters, the Trustees shall vote the shares held in the Voting Trust as follows: (i) a number of shares equal to the Management Percentage multiplied by the total number of shares held in the Voting Trust shall be voted at the direction of Paul M. Burrell personally (but not any of his Permitted Transferees, successors or assigns), and (ii) a number of shares equal to the Investor Percentage multiplied by the total number of shares held in the Voting Trust shall be voted at the direction of the Investors. For the purposes of this Subsection 2.4(b), the "Management Percentage" shall be as follows: (i) between the date hereof and the date of the first Determination Event (as hereinafter defined) 100.0% and (ii) from and after the date of the first Determination Event (with each subsequent Determination Event causing such Management Percentage to be recalculated), a fraction (x) the numerator of which is the sum of (I) 1,244,625 plus (II) the number of shares of Common Stock that have been or can be acquired by Paul M. Burrell and Robert Lefcort upon exercise of all Additional Warrants (if any) distributed by the Escrow Agent to them pursuant to the Escrow Agreement as of the date of any determination and (y) the denominator of which is the sum of (I) 2,454,650, plus (II) the number of shares of Common Stock that have been or can be acquired by Paul M. Burrell, Robert Lefcort and the Investors upon exercise of all Additional Warrants (if any) distributed by the Escrow Agent to them pursuant to the Escrow Agreement as of the date of any determination. For purposes of this Subsection 2.4(b), the "Investor Percentage" shall be as follows: (i) between the date hereof and the date of the first Determination Event 0.0% and (ii) from and after the date of the first Determination Event (with each subsequent Determination Event causing such Investor Percentage to be calculated), a fraction (xx) the numerator of which is the sum of (I) 1,210,025 plus (II) the number of shares of Common Stock that have been or can be acquired by the Investors upon exercise of all Additional Warrants, if any, distributed to them by the Escrow Agent pursuant to the Escrow Agreement prior to the date of determination and (yy) the denominator of which is the sum of (I) 2,454,650, plus (II) the number of shares of Common Stock that have been or can be acquired by Paul M. Burrell, Robert Lefcort and the Investors upon exercise of all Warrants distributed to them by the Escrow Agent pursuant to the Escrow Agreement prior to the date of determination. For purposes of this Subsection 2.4(b), the term "Determination Event" shall mean any of the following (it being understood that multiple Determination Events can occur and each such occurrence will trigger a recalculation of the Management Percentage and the Investor Percentage to this Subsection 2.4(b)): (A) Paul M. Burrell ceasing to be the chief executive officer of the Company, (B) the Company completing the IPO, or (C) any distribution by the Escrow Agent to the Shareholders and/or the Investors of any Additional Warrants pursuant to the Escrow Agreement. The Management Shareholders as a group and Paul M. Burrell in his capacity as Trustee and on account of his rights under this Section 2.4(b) expressly acknowledge and agree that it is the parties' intention that the power to vote shares of Common Stock held in the Voting Trust not be used to deprive the Investors of their right to prevent the occurrence of certain events or the taking of certain actions pursuant to the required consent provisions of Subsection 6.1 hereof.

      2.5 AMENDMENT; TERMINATION. The Voting Trust Agreement may be amended or terminated only by a written instrument executed by both Trustees and with the prior written consent of each of a majority-in-interest of the Management Shareholders and two-thirds-in-interest of the Investors; PROVIDED HOWEVER, that any amendment which materially adversely affects the rights of the Initial Shareholders may not be adopted without the consent of two-thirds-in-interest of the Initial Shareholders. Notwithstanding the foregoing, the Trustees shall terminate the Voting Trust following the withdrawal, in a single transaction or a series of transactions, of the entire amount of the Voting Trust in accordance with the provisions of Subsection 2.3 hereof.

      2.6 RIGHTS OF COMPANY WITH RESPECT TO COMMON STOCK HEREAFTER ACQUIRED. With respect to any shares of Common Stock acquired by any of the Initial Shareholders and their Affiliates subsequent to the Date of Issuance which, pursuant to the provisions of Subsection 2.1, were required to have been deposited into the Voting Trust (unless such shares shall have been subsequently withdrawn pursuant to Subsection 2.3), the Board of Directors shall have the right to consider such shares to be deposited in the Voting Trust and governed by the terms of the Voting Trust Agreement for any and all purposes, including, without limitation, the right to refuse to recognize any purported exercise of voting rights by the Initial Shareholders with respect to such shares or to consider any such shares to be issued or outstanding for purposes of any Shareholder vote or for purposes of determining a quorum for such vote. This Subsection 2.6 shall apply regardless of the identity of the holder of such shares of Common Stock and whether or not the certificates representing such shares were ever actually surrendered for deposit into the Voting Trust as contemplated hereby.

3.    RESTRICTIONS ON TRANSFERS BY THE INITIAL SHAREHOLDERS.

      3.1 RESTRICTIONS ON TRANSFER. No Initial Shareholder shall, directly or indirectly, Transfer all or any portion of the Common Stock or Voting Trust Certificates now owned or hereafter acquired by such Initial Shareholder (collectively, the "Securities") except in connection with, and strictly in compliance with the conditions of any of the following:

          (a) Transfers of Securities to the Company or to any of the Investors;

          (b) pledges, hypothecation or collateral assignment of Securities as security or other grants of a security interest in Securities for BONA FIDE obligations of the Initial Shareholders, the Company or any Subsidiary to Persons who are not Affiliates of any of the Initial Shareholders; PROVIDED that the Transferee shall have entered into an enforceable written agreement satisfactory to two-thirds-in-interest of the Investors providing that all Securities so Transferred shall remain subject to all of the provisions of this Agreement as if such Securities were still owned by such Initial Shareholder;

          (c) Transfers of any of the Securities held by such Initial Shareholder on the date of this Agreement to a trust for the benefit of any of his or her spouse and children; PROVIDED that the Transferee, including any beneficiary of such trust upon receipt of any Securities from the trust, shall have entered into an enforceable written agreement satisfactory to two-thirds-in-interest of the Investors providing that all Securities so Transferred shall remain subject to all of the provisions of this Agreement as if such Securities were still owned by such Initial Shareholder;

          (d) Transfers upon an Initial Shareholder's death to his or her heirs, executors or administrators or to a trust under his or her will or Transfers between an Initial Shareholder and his or her guardian or conservator; PROVIDED that the Transferee shall have entered into an enforceable written agreement satisfactory to two-thirds-in-interest of the Investors providing that all Securities so transferred shall remain subject to all of the provisions of this Agreement as if such Securities were still owned by such Initial Shareholder;

          (e) in the event of an Initial Shareholder's death, the estate of such Initial Shareholder may sell an amount of Common Stock equal to not more than thirteen percent (13%) of the Common Stock held on the Date of Issuance by such Initial Shareholder and any and all trusts of such Initial Shareholder for the benefit of his or her spouse or children so long as all proceeds therefrom are used solely to pay applicable estate, probate or similar taxes;

          (f) after the second anniversary of the Date of Issuance and as long as the Common Stock is not registered under Section 12 of the Exchange Act, Transfers of shares of Common Stock by an Initial Shareholder in an aggregate amount for all sales by such Initial Shareholder pursuant to this Subsection 3.1(f) equal to not more than three percent (3%) of the total number of shares of Common Stock held by such Initial Shareholder on the Date of Issuance (as set forth on SCHEDULE 1 attached hereto), subject to (i) compliance with the conditions set forth in Subsection 3.3, and (ii) the prior written consent of the Investors, which consent shall not be unreasonably withheld; PROVIDED that the Initial Shareholders shall each have the right to assign their right to sell Common Stock under this Subsection 3.1(f), in whole or in part, to any other Initial Shareholder by giving written notice to the Company of such assignment (it being the intention of the parties that the cumulative amount of shares of Common Stock Transferred in all such transactions in the aggregate by all Initial Shareholders is not to exceed three percent (3%) of the aggregate number of shares of Common Stock held by the Initial Shareholders on the Date of Issuance);

          (g) Transfers of Voting Trust Certificates other than Transfers permitted by Subsection 3.1(b), subject to (i) compliance with the conditions set forth in Subsection 3.3, (ii) the prior written consent of two-thirds-in-interest of the Investors, and (iii) the condition that the transferee shall have entered into an enforceable written agreement satisfactory to two-thirds-in-interest of the Investors providing that all Voting Trust Certificates so transferred shall remain subject to all of the provisions of this Agreement, including, without limitation, the provisions of Subsection 3.4, as if such Voting Trust Certificates were still owned by the Initial Shareholders;

          (h) Transfers by all Initial Shareholders and their Permitted Transferees as a group in one or more underwritten public offerings pursuant to an effective registration statement under the Securities Act of up to a number of shares of Common Stock valued at the lesser of (i) $15,000,000 using the price to the public per share (net of underwriting discounts and commissions) in each of the offerings in which shares are so Transferred to value the share actually sold in such offering, or (ii) the value of 30% of the total number of shares sold in the IPO (excluding the underwriters' over-allotment option) using the price to the public per share in the IPO (net of underwriting discounts and commissions); PROVIDED, HOWEVER, that if one or more Initial Shareholders or Permitted Transferees do not elect to sell their full pro rata share in any public offering pursuant to this Subsection 3.1(h), then the other Initial Shareholders and Permitted Transferees shall be permitted to increase the number of shares to be sold by them pro rata among them (subject to the overall limitation set forth in clauses (i) and (ii) above); and PROVIDED FURTHER that all Initial Shareholders and Permitted Transferees who elect to participate in the IPO shall be obligated to give written notice to the Company not later than 30 days prior to the anticipated filing by the Company of the relevant registration statement under the Securities Act whether and to what extent they are willing to participate in the underwriters' over-allotment option subject to a maximum participation therein equal to their respective proportion of the "firm" portion of the IPO; or

          (i) after the Common Stock is registered under Section 12 of the Exchange Act, Transfers of Common Stock subject to the Volume Limitation (as defined below); PROVIDED, HOWEVER, that the Volume Limitation need not be complied with after the later of (x) the fifth anniversary of the Date of Issuance or (y) the third anniversary of the IPO. For the purposes of this Subsection 3.1(i), the Volume Limitation shall be equal to an amount of Securities, together with all sales of Securities by such Initial Shareholder or any Affiliate thereof within the preceding three months, which does not exceed the greater of: (i) one percent (1%) of the total shares of Common Stock outstanding as shown by the most recent report or statement published by the Company, or (ii) the average weekly reported volume of trading in the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of the relevant Transfers.

      3.2 INTENTIONALLY OMITTED.

      3.3 RIGHT OF FIRST REFUSAL. Any Transfer of Securities by an Initial Shareholder pursuant to Subsection 3.1(f) or Subsection 3.1(g) above shall be subject to compliance with the following conditions precedent:

          (a) Such Initial Shareholder shall have offered to the Company and to the Investors the Securities which he desires to sell, at the same price and on the same terms that the Initial Shareholder intends to sell such Securities. Such offer shall be made by written notice given to the Company and to the Investors not less than 30 days prior to the proposed transfer. Such notice shall set forth, as an integral element thereof, the identity of the proposed transferee, and the price and other terms and conditions of the proposed transfer;

          (b) The Company shall have the right, exercisable by notice to such Initial Shareholder and to the Investors given within 15 days after receipt of such offer, to elect to purchase all or any portion of the Securities so offered by such Initial Shareholder at the price and on the terms set forth in the offer from such Initial Shareholder;

          (c) If, for any reason, the Company does not accept such offer with respect to all of the Securities so offered within such 15-day period, or if the Company is prohibited under applicable law or contractual arrangements from purchasing the Securities offered by such Initial Shareholder, then the Investors shall have the right, exercisable by notice to such Initial Shareholder given within 30 days after receipt of such offer, to purchase any portion of the Securities so offered by such Initial Shareholder and not purchased by the Company at the price and on the terms set forth in the offer from such Initial Shareholder; PROVIDED, HOWEVER, that the Investors and their assigns as a whole may not elect to purchase less than all of the Securities so offered by such Initial Shareholder and not purchased by the Company. If more than one Investor exercises such right, then each Investor which exercises such right shall have the right to purchase the Securities offered PRO RATA, based upon the ratio of (i) the number of shares of such Investor's Common Stock (including any Warrant Shares held by such Investor or into which any Warrants held by such Investor may be exercised), to (ii) the number of shares of Common Stock owned by all Investors exercising their rights to purchase shares of Common Stock pursuant to this Subsection 3.3 (including any Warrant Shares held by all such Investors or into which such Warrants held by all such Investors may be exercised). Each Investor must specify on its notice of exercise whether it desires to purchase an amount exceeding its PRO RATA share in the event that one or more of the Investors does not elect to purchase its full PRO RATA share of such Securities and, if so, the maximum amount of such excess Securities it is willing to purchase, in which case the amount of such excess shall be allocated PRO RATA among the Investors who have indicated a willingness to purchase such excess. The right of the Investors to purchase the Securities of such Initial Shareholder pursuant to this Subsection 3.3 shall be freely assignable by the Investors; and

          (d) In the event that the Company and the Investors and their assigns collectively do not elect to accept such Initial Shareholder's offer with respect to all of the Securities so offered, then neither the Company or any of the Investors shall be entitled to purchase any Securities so offered and such Initial Shareholder shall have the right, for a period of six months following the expiration of the aforesaid 30-day period, to sell the Securities which the Company and the Investors have not elected to purchase but only to the same Person, at not less than the price, and upon terms not more favorable to such Person, than were contained in the offer from such Initial Shareholder to the Company and the Investors. If such Securities are not so sold within such six-month period, then the right of first refusal pursuant to this Subsection
3.3 shall again be applicable prior to any subsequent transfer of such Securities by such Initial Shareholder.

      3.4 DRAG-ALONG RIGHTS.

          (a) In the event that the Shareholders or the Investors receive an offer from any Person to purchase all, but not less than all, of the shares of Common Stock (including shares issuable upon exercise of all outstanding options and Warrants) or the Company receives an offer to sell or otherwise dispose of all or substantially all of its assets or to merge with or into or consolidate with another Person and the Board of Directors have accepted and approved such offer, and received an opinion from a nationally-recognized investment banking firm to the effect that such offer is fair from a financial point of view to the Company and its Shareholders, then each Initial Shareholder, each Management Shareholder, each Investor, the Trustees and the Escrow Agent shall be obligated to and shall upon the written request of the Board of Directors: (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the purchaser or acquiror ("Buyer"), all shares of Common Stock then owned by each of them (including for this purpose all of the shares that then presently or as a result of any such transaction may be acquired upon the exercise of options and Warrants (net of the exercise price therefor)) on substantially identical terms (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities, as well as the relative preferences and priorities of any preferred stock then outstanding); and (ii) execute and deliver such instruments of conveyance and transfer, on terms no less favorable than other Shareholders or the Investors, and take such other action, including voting such shares of Common Stock in favor of any such transaction and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Board of Directors and Buyer may reasonably require in order to carry out the terms and provisions of this Subsection 3.4; PROVIDED that no party hereto shall be required to execute any indemnity or similar agreement rendering such party personally liable for any amount in excess of the proceeds to be received by such Person from such transaction; PROVIDED, FURTHER, that, notwithstanding the foregoing, no Investor shall be obligated to transfer any Common Stock or Warrants or other securities of the Company beneficially owned or held of record by it pursuant to this Subsection 3.4 or otherwise to comply with this Subsection 3.4 unless each of the following conditions is satisfied: (A) the closing of the proposed transaction occurs after the second anniversary of the Date of Issuance, (B) the sum of (x) the gross proceeds to be received by such Investor from the proposed transaction plus (y) the total amount of interest and principal actually received by such Investor after the Date of Issuance and through the date of the proposed transaction on the Notes held by it would allow such Investor to realize a so called "cash-on-cash return" of at least $100,000,000, (C) the terms of such transaction applicable to any Common Stock beneficially owned or held of record by the Initial Shareholders or the Management Shareholders are no more or less favorable than the terms of such offer applicable to the Common Stock or Warrants beneficially owned or held of record by the Investors (including with respect to the amount and nature of consideration and time of receipt thereof), and (D) the Initial Shareholders, the Management Shareholders and their respective Permitted Transferees receive no benefits in connection with such transaction other than payment for their respective shares of Common Stock on the same basis as the Investors.

          (b) Not less than thirty (30) days prior to the date proposed for the closing of any transaction described in Subsection 3.4(a), the Board of Directors shall cause the Company to give written notice to each Initial Shareholder, each Management Shareholder, each Investor, the Trustees and the Escrow Agent, setting forth in reasonable detail the name or names of Buyer, the terms and conditions of the transaction and the proposed closing date. In furtherance of the provisions of this Subsection 3.4, each Initial Shareholder, each Management Shareholder, each Investor, the Trustees and the Escrow Agent hereby (i) irrevocably appoints the chief executive officer of the Company as its agent and attorney-in-fact (the "Agent") (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to effectuate the provisions of this Subsection 3.4; and
(ii) grants to the Agent a proxy (which shall be deemed to be coupled with an interest and irrevocable) to vote all shares of Common Stock owned or controlled by such Person and exercise any consent rights applicable thereto in favor of a transaction described in Subsection 3.4(a); PROVIDED, HOWEVER, that the Agent shall not exercise such power-of-attorney or proxy with respect to any Person unless such Person is in breach of its obligations under this Subsection 3.4.

      3.5 TAG-ALONG RIGHTS.

          (a) TAG-ALONG GENERALLY. Except for Transfers permitted by Subsections 3.1(a), (b), (c) and (d), with respect to any proposed Transfer of Securities by an Initial Shareholder to any Person (the "Proposed Purchaser") prior to the occurrence of a Qualified Public Offering, each of the Investors, or their transferees and assigns, shall have the right to require the Proposed Purchaser to purchase from it a portion of its shares of Common Stock (including Warrant Shares issued or issuable upon exercise of Warrants) (such Investor's "Pro Rata Share") which is equal to or less than the product obtained by multiplying (i) the total number of shares of Common Stock that the Proposed Purchaser is prepared to purchase by (ii) a fraction, the numerator of which is the total number of shares of Common Stock (including Warrant Shares issued or issuable upon exercise of Warrants) owned by such Investor or transferee, and the denominator of which is the total number of shares of Common Stock issued and outstanding immediately before the Transfer plus the total number of Warrant Shares issued or issuable upon exercise of Warrants, or such greater number of shares which is determined in accordance with the remainder of this Subsection 3.5(a), at the same price per share and, subject to Subsection 3.5(b) hereof, upon the same terms and conditions of such proposed transfer by the selling Initial Shareholder (it being understood that such terms and conditions may include the execution and delivery of such instruments of conveyance and transfer as are executed and delivered by the Initial Shareholder who proposed the Transfer to the Proposed Purchaser, PROVIDED that no Investor shall be required to execute any indemnity or similar agreement rendering such Investor personally liable for any amount in excess of the proceeds to be received by such Investor from such Transfer). Any Investor who holds Warrants shall be permitted to sell to the Proposed Purchaser in connection with any exercise of the rights set forth in this Section 3.5 shares of Common Stock issuable upon exercise of such Warrants with the same effect as if Common Stock were being conveyed. Each selling Initial Shareholder shall notify, or cause to be notified, each Investor in writing of each such proposed transfer. Such notice (the "Sale Notice") shall set forth: (i) the name of the proposed transferor and the number of shares of Common Stock or Voting Trust Certificates proposed to be transferred, (ii) the maximum number of shares of Common Stock that such Investor can sell to such Proposed Purchaser, (iii) the name and address of the Proposed Purchaser, (iv) the proposed amount and form of consideration and terms and conditions of payment offered by such Proposed Purchaser, (v) that the Proposed Purchaser has been informed of the "tag-along right" provided for in this Subsection 3.5 and has agreed to purchase shares of Common Stock in accordance with the terms hereof and (vi) that, with respect to the Securities to be purchased by the Proposed Purchaser, the Proposed Purchaser agrees to be bound by the provisions of this Agreement, other than this Subsection 3.5, as if he were an Initial Shareholder. At the request of a selling Initial Shareholder, the Company shall provide to such Initial Shareholder any information available to the Company, to the extent such information is required to deliver a Sale Notice to the Initial Shareholder, and each Investor shall provide to such Initial Shareholder information concerning such Investor's name and address and the number of shares of Common Stock owned of record and beneficially by such Investors (including shares underlying outstanding Warrants). The tag-along right may be exercised by any Investor by delivery of a written notice to the Initial Shareholder giving a Sale Notice (the "Tag-Along Notice") within 10 Business Days following their receipt of the Sale Notice. The Tag-Along Notice shall constitute an Agreement, binding on the Investor delivering it, to sell up to the number of shares of Common Stock specified in the Tag-Along Notice to the Proposed Purchaser in the event the proposed sale to the Proposed Purchaser can, as modified by the inclusion of such Investor(s), still be consummated as originally proposed, and is so consummated. In such event, the number of shares to be sold by each Investor giving a Tag-Along Notice shall be determined as follows:

                  (i) Each such Investor shall be entitled to sell at least the lesser of (A) the number of shares specified in such Investor's Tag-Along Notice or (B) such Investor's Pro Rata Share. Such amount is referred to as such Investor's "Basic Sale Amount" and, in the case of any Investor who requested the sale of a number of shares in excess of such Investor's Pro Rata Share, the amount of such excess is referred to as such Investor's "Excess Sale Request." If not all Investors requested the sale of at least their Pro Rata Share, the excess of the total of the Pro Rata Share of all Investors over the total of the Basic Sale Amount of the Investors who gave Tag-Along Notices is referred to as the "Undersubscribed Amount";

                  (ii) If there is an Undersubscribed Amount, it shall be allocated between the Investors who gave Tag-Along Notices, as a class, and the selling Initial Shareholder pro rata as follows: an amount equal to the Undersubscribed Amount multiplied by a fraction, the numerator of which is the total of the Basic Sale Amounts of such Investors and the denominator of which is the total amount of Common Stock to be purchased by the Proposed Purchaser, shall be allocated to such Investors, as a class (such amount is referred to as the "Excess Allocable Amount"), and the remainder of the Undersubscribed Amount shall be allocated to the selling Initial Shareholder;

                  (iii) If there is an Excess Allocable Amount, each Investor who had an Excess Sale Request shall also be entitled to sell an amount equal to the lesser of (A) such Investor's Excess Sale Request or (B) the Excess Allocable Amount multiplied by a fraction, the numerator of which is such Investor's Excess Sale Request and the denominator of which is the total of the Excess Sale Requests of all Investors having Excess Sale Requests.

            In the event that the Proposed Purchaser does not purchase all shares of Common Stock to be sold by all Investors giving Tag-Along Notices (as determined pursuant to paragraphs (i), (ii) and (iii) of this Subsection 3.5(a), on the terms and conditions stated in the Sale Notice or on terms and conditions no less favorable to the transferor, then the Initial Shareholder may not make the proposed sale to such Proposed Purchaser without renewed compliance with this Subsection 3.5. After expiration of the 10-Business Day period referred to above, the selling Initial Shareholder shall have the right during the following 120-day period to transfer, or to enter into a binding agreement to transfer, any of the Securities not subject to a Tag-Along Notice to the Proposed Purchaser or subject to the remainder of this paragraph, to a different purchaser, on the terms and conditions stated in the Sale Notice or on terms and conditions no more favorable to the transferor, so long as the shares subject to Tag-Along Notices are also purchased or agreed to be purchased at the same time; PROVIDED, HOWEVER, that the selling Initial Shareholder may not, without renewed compliance with this Subsection 3.5, (x) make a sale pursuant to a previously executed agreement to transfer Securities on a date which is more than 180 days after the date of the applicable Sale Notice, or (y) make a sale to a different purchaser on terms and conditions (including the financial standing and creditworthiness of such different purchaser) more favorable to the transferor than those set forth in the applicable Sale Notice. All numbers in this Subsection 3.5 which refer to shares of Common Stock shall be subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, or similar transaction.

          (b) CERTAIN SECURITIES AS CONSIDERATION. For the purpose of Subsection 3.5(a), if (i) any Initial Shareholder has agreed to sell any Common Stock for consideration which includes securities, (ii) such non-cash consideration includes securities (other than notes, debentures or similar instruments evidencing Indebtedness) which are not readily marketable on a public market providing regularly maintained price quotations and a regular flow of transactions, and (iii) after giving effect to the proposed transfer of Common Stock by an Initial Shareholder and any related transactions, the Proposed Purchaser or the issuer of such securities would be an Affiliate of the Initial Shareholder, then the Proposed Purchaser's offer to the Investors shall include registration rights for the benefit of the Investors accepting such offer and covering any such securities, upon terms and conditions no less favorable to the Investors than those set forth in the Registration Rights Agreement.

      3.6 MARKET STAND-OFF. Each of the Management Shareholders, the Initial Shareholders and the Investors agree, if requested by the Company and the lead underwriter of any public offering of the Company's Common Stock under the Securities Act, not to Transfer any shares of Common Stock, Warrants, options or rights to acquire Common Stock or Voting

Trust Certificates (with the exception of any shares sold in the IPO) held by it for such period following the effective date of the relevant registration statement filed under the Securities Act, as such underwriter shall specify reasonably and in good faith, not to exceed 180 days; PROVIDED, HOWEVER, that in no event shall any stand-off period for the Initial Shareholders exceed the stand-off period for any Investor or Management Shareholder.

      3.7 NOTICE UPON TRANSFER BY INVESTORS. Within fifteen (15) days] following the consummation of any Transfer of shares of Common Stock or Warrants by any of the Investors, such selling Investor or Investors shall notify the Company, in writing, (i) that such Transfer has been consummated, (ii) the amount of such shares of Common Stock or Warrants so Transferred, (iii) the identity of the Transferee, and (iv) the amount of consideration received in connection with such Transfer.

4.    PRE-EMPTIVE RIGHTS.

      4.1 GENERAL. The Company hereby grants to each of the Investors and the Initial Shareholders (each, an "Offeree") a right (the "Pre-emptive Right") to purchase all or any part of such Offeree's Pro Rata Portion (as hereinafter defined) of any New Securities (as defined in Subsection 4.2) which the Company may, from time to time, at any time on or after the date hereof, propose to issue and sell, directly or through a series of transactions, whether by original issuance or by sale of treasury securities, subject to the terms and conditions set forth below. An Offeree's Pro Rata Portion at any time shall mean a fraction, the numerator of which is the number of shares of Common Stock then held by such Offeree plus the number of shares of Common Stock issuable upon exercise of any Warrants and other currently vested and exercisable convertible securities, options, rights or warrants then held by such Offeree, and the denominator of which is the total number of shares of Common Stock then outstanding plus the total number of shares of Common Stock issuable upon the conversion or exercise of all Warrants and other currently vested and exercisable convertible securities, options, rights or warrants then outstanding.

      4.2 NEW SECURITIES. "New Securities" shall mean any Common Stock or other equity ownership interests of the Company whether now authorized or not, and all rights, options and warrants to purchase Common Stock, and securities of any type whatsoever which are, or may become, convertible or exchangeable into Common Stock; PROVIDED, HOWEVER, that the term "New Securities" does not include:

          (a) Warrants and the Warrant Shares issued or issuable pursuant to the terms of the Purchase Agreement;

          (b) Common Stock offered by the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act;

          (c) securities issued by the Company in connection with a bona fide business acquisition of another corporation (whether effected through the purchase of stock, by merger, purchase of all or substantially all the assets of such corporation or otherwise) which the Board of Directors of the Company has determined is in the best interest of the Company;

          (d) options to acquire up to an aggregate of 1,090,878 shares of Common Stock to employees, directors or consultants of the Company or any Subsidiary pursuant to stock purchase or stock option plans approved by the Board of Directors (including shares which may be issued under options to purchase an aggregate of 515,169 shares of Common Stock outstanding on the Date of Issuance) and the shares of Common Stock issuable upon exercise thereof (such number being subject (i) to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Common Stock of the Company and (ii) to increase by the amount of shares purchasable under any such outstanding options which are terminated without being exercised); PROVIDED, HOWEVER, that as a condition to the issuance of any of the foregoing, at the request of two-thirds-in-interest of the Investors, the recipient of such options shall enter into an enforceable written agreement satisfactory to two-thirds-in-interest of the Investors providing that such recipient shall become a party to this Agreement as a Management Shareholder; or

          (e) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a PRO RATA basis to all holders of Common Stock.

      4.3 NOTICE; ELECTION TO EXERCISE PRE-EMPTIVE RIGHTS. In the event the Company intends to issue New Securities, the Company shall give each Offeree written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Each Offeree shall have 10 days from the date of any such notice to agree to purchase (i) all or any part of such Offerree's Pro Rata Portion of such New Securities and (ii) all or part of any other Offeree's Pro Rata Portion of such New Securities to the extent that such other Offeree does not elect to purchase its full Pro Rata Portion of such New Securities (such portion being referred to as the "Undersubscribed Shares"), for the price and upon the general terms and conditions specified in the Company's notice by giving written notice to the Company stating the quantity of New Securities to be so purchased. Any Undersubscribed Shares shall be divided PRO RATA in accordance with the holdings of Common Stock (including for such purposes shares of Common Stock issuable upon exercise of any Warrants and other currently vested and exercisable convertible securities, options, rights or warrants) among the Offerees who have elected to purchase such Undersubscribed Shares. In the event any Offeree or Offerees elects to exercise its Pre-emptive Right with respect to any New Securities within such 10-day period, then the Company shall sell such Offeree's Pro Rata Portion, plus its portion of Undersubscribed Shares, if applicable, to such Offeree upon the terms specified which shall not be more favorable to the Company or less favorable to such Offeree than the terms offered to any other person.

      4.4 FAILURE TO EXERCISE PRE-EMPTIVE RIGHT. In the event any Offeree or Offerees fails to exercise any Pre-emptive Right with respect to any New Securities within such 10-day period, the Company may within 180 days thereafter sell any or all of such New Securities not agreed to be purchased by such Offeree or Offerees, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each Offeree pursuant to Subsection 4.3 above. In the event the Company has not sold such New Securities within such 180-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Offerees in the manner provided above.

5.    VOTING AGREEMENTS.

      5.1 VOTING OF SHARES FOR ELECTION OF DIRECTORS. Each Management Shareholder, each Initial Shareholder, each Investor and each Trustee hereby agrees that until a date which is either (i) the fifth anniversary of the Date of Issuance if (x) the Company has repaid all of its Indebtedness under the Notes and has otherwise satisfied all other monetary obligations under the Notes (including the Put Notes) and under the Warrants to the extent that such obligations have become due and (y) a Qualified Public Offering has not occurred, or (ii) the tenth anniversary of the Date of Issuance if a Qualified Public Offering has occurred, such Management Shareholder, Initial Shareholder, Investor or Trustee will vote all of the Common Stock owned or held of record by such Management Shareholder, Initial Shareholder, Investor or Trustee (and shares over which it exercises voting control) so as to elect and, during such period, to continue in office a Board of Directors of the Company, consisting solely of the following:

          (a) Three Persons designated by the chief executive officer of the Company (the "Management Directors"), PROVIDED that the three initial designees shall be Paul M. Burrell, Robert E. Tomlison and Robert Lefcort, and subsequent designees other than these initial designees shall be officers of the Company serving in similar capacities designated by the chief executive officer of the Company;

          (b) Two designees of the Investors (the "Investor Directors"); provided, that the two initial designees shall be Richard J. Williams and Sam Schwartz and Triumph and Bachow will each have the right to designate one of such directors with respect to subsequent designees;

          (c) Two additional directors who are neither partners, directors, agents, Affiliates, officers or employees of any of the Management Shareholders or the Initial Shareholders, nor partners, directors, agents, Affiliates, officers or employees of any of the Investors or their Affiliates, nor officers or employees of the Company or any of its Subsidiaries (the "Independent Directors"), who will be nominated with the affirmative vote of a majority of the Management Directors and all of the Investor Directors and, if applicable, the Additional Investor Directors, subject to the provisions of Subsections 5.1(e) and 5.3(b) of this Agreement and PROVIDED FURTHER that the Initial Independent Directors shall be selected and nominated in accordance with the provisions of Subsection 5.5 hereof.

          (d) If the Investors exercise their right to enlarge the Board of Directors, pursuant to Subsection 5.2 hereof, up to two additional designees of the Investors (the "Additional Investor Directors"); provided that, in the event the Investors may designate two (2) Additional Investor Directors, Triumph and Bachow will each have the right to designate one of such directors; and

          (e) If on the fifth anniversary of the Date of Issuance the Company has not repaid all of its Indebtedness under the Notes and a Qualified Public Offering has not occurred, one designee of the Initial Shareholders (the "Initial Shareholder Director"), which designee shall replace one of the Independent Directors in accordance with the terms of Subsection 5.3(b) of this Agreement.

      5.2 ADDITIONAL INVESTOR DIRECTORS.

          (a) The Investors shall have the right to request that the Board of Directors be enlarged by two members (without duplication) to a total of nine members, either:

              (i) at any time, upon the occurrence of any Default or Event of Default (as such terms are defined in the Purchase Agreement) with respect to the Indebtedness and related obligations of the Company under the Notes or the Put Notes; or

              (ii) on the second anniversary of the Date of Issuance, if the Escrow Agent shall have distributed to the Investors pursuant to the terms of the Escrow Agreement Additional Warrants to purchase 604,456 shares of Common Stock or more.

          (b) The Investors shall have the right to request that the Board of Directors be enlarged by one member (without duplication) to a total of eight members on the second anniversary of the Date of Issuance, if the Escrow Agent shall have distributed to the Investors pursuant to the terms of the Escrow Agreement Additional Warrants to purchase more than 302,228 shares of Common Stock, but less than 604,456 shares of Common Stock.

          Upon the request of the Investors to enlarge the Board pursuant to this Subsection 5.2, the Board of Directors shall take such action as may be required to so increase the number of directors and each Management Shareholder, Initial Shareholder, Investor and Trustee shall vote all of the Common Stock owned or held of record by it (and shares over which it exercises voting control) so as to elect and, during such period, to continue in office the Additional Investor Director(s) nominated pursuant to Subsection 5.1(d) above. The election of the Additional Investor Director(s) shall be effected at a special meeting of Shareholders called by the chief executive officer of the Company at the request of the Investors, at the next annual meeting of Shareholders or by written consent in lieu of a meeting of Shareholders, and at each subsequent annual meeting.

      5.3 REMOVAL; VACANCIES.

          (a) If at any time during the period specified in Subsection 5.1 above, (i) any of the Investors or the chief executive officer of the Company shall notify the other parties hereto of its desire to remove, with or without Cause, any director of the Company previously designated by it or him pursuant to Subsection 5.1(a), (b), or (d), (ii) any of the Management Directors cease to be employed full time as an executive officer of the Company, or (iii) the chief executive officer and two-thirds-in-interest of the Investors agree to remove any Independent Director, with Cause or, if the Company does not have a class of securities registered under Section 12 of the Exchange Act, without Cause, then each Management Shareholder, Initial Shareholder, Investor and Trustee agrees to vote all of the Common Stock owned or held of record by it (and shares over which it exercises voting control) so as to remove such director. The parties hereto hereby agree that any individual designated as a director of the Company by any party (including the Independent Directors) may (and shall, at the request of the chief executive officer or the Investors) be removed for Cause by the Management Shareholders, the Initial Shareholders, the Investors and the Trustees, if Cause for removal exists. No such removal of an individual designated pursuant to this Subsection 5.3 shall affect any of the chief executive officer's or the Investors' rights to designate a different individual pursuant to the second paragraph of this Subsection 5.3. Notwithstanding anything to the contrary in this Subsection 5.3, the parties hereto acknowledge that the removal of any Director must be effected in compliance with the laws applicable to Florida corporations and federal securities laws.

          (b) Upon notice from a majority-in-interest of the Initial Shareholders of their intention to exercise their right to designate an Initial Shareholder Director pursuant to Subsection 5.1(e), (i) a majority-in-interest of the Management Shareholders and two-thirds-in-interest of the Investors shall select one of the Independent Directors to be removed; (ii) the Board of Directors shall take such action as may be required to remove such Independent Director; and (iii) each Management Shareholder, Initial Shareholder, Investor and Trustee agrees to vote all of the Common Stock owned or held of record by it (and shares over which it exercises voting control) so as to remove such Independent Director, regardless of whether Cause exists, and to elect and, during such period, to continue in office the Initial Shareholder Director nominated pursuant to Subsection 5.1(e) above. The election of the Initial Shareholder Director shall be effected at a special meeting of shareholders called by the chief executive officer of the Company at the request of the Initial Shareholders, at the next annual meeting of shareholders or by written consent in lieu of a meeting of shareholders, and at each subsequent annual meeting.

          (c) If at any time during the period specified in Subsection 5.1 above, any of the Management Directors, the Investor Directors or the Additional Investor Directors ceases to serve on the Board of Directors (whether by reason of death, resignation, removal or otherwise), the party who designated such director shall be entitled to designate a successor director to fill the vacancy created thereby on the terms and subject to the conditions of Subsection 5.1. Each Management Shareholder, Initial Shareholder, Investor and Trustee agrees that it will vote all of the Common Stock owned or held of record (and shares over which it exercises voting control) so as to elect any such director. If at any time an Independent Director ceases to serve on the Board of Directors (whether by reason of death, resignation, removal or otherwise), a successor director shall be designated and elected on the terms and subject to the conditions provided in Subsections 5.1 and 5.5(c).

      5.4 OTHER VOTING MATTERS. Each of the Management Shareholders, Initial Shareholder, the Investors and Trustees and their respective Permitted Transferees hereby agrees that, so long as the provisions of Subsection 5.1 are in effect, such Management Shareholder, Initial Shareholder, Investor or Trustee will, if a vote is taken, vote all of the Common Stock owned or held of record by such Management Shareholder, Initial Shareholder, Investor or Trustee (and shares over which it exercises voting control) to ratify, approve and adopt the following actions to the extent they are adopted or approved by the Board of
Directors: (a) any merger or consolidation involving the Company that is, in substance, an acquisition of another company by the Company or a sale of the Company, and (b) any amendment to the Company's Charter Documents, PROVIDED that such amendment does not adversely affect such Management Shareholder, Initial Shareholder, Investor or Trustee in a manner different from that in which any other Shareholder or Investor is affected, in light of all of the circumstances including any concurrent or contemplated transactions. In addition, so long as the provisions of Subsection 5.1 remain in effect, the Management Shareholders, the Initial Shareholders, the Investors and the Trustees shall not vote to approve, ratify or adopt any amendment to the Bylaws of the Company unless such amendment is expressly authorized under this Agreement or recommended by the Board of Directors.

      5.5 INITIAL INDEPENDENT DIRECTORS.

          (a) The Management Directors and the Investor Directors shall use all reasonable commercial efforts in good faith to select the two initial Independent Directors as soon as practicable after the Date of Issuance in accordance with the following procedure. During the period beginning on the Date of Issuance and ending on the earlier of the six month anniversary of the Date of Issuance or the consummation of an IPO by the Company (the "Selection Period"), the Management Directors shall use their best efforts to identify individuals who are qualified and willing to serve as Independent Directors (each a "Candidate"). Upon identification of each Candidate during the Selection Period, the Management Directors shall, by written notice, submit such Candidate to the Investor Directors for their approval. If the Investor Directors approve any Candidate so submitted, then such Candidate will be deemed to be nominated within the meaning of Subsection 5.1(c) hereof and all required action shall then be taken to elect such nominee to the Board of Directors. The Investor Directors may disapprove of any Candidate on the basis of reasonably specific reasons why such Candidate would not be qualified or otherwise suitable to serve as an Independent Director ("Good Reason") articulated in writing to the Management Directors. In addition, the Investor Directors may disapprove of up to two (2) Candidates in their discretion for any reason whatsoever without any requirement to specify the grounds for such disapproval. If the Investor Directors neither approve nor disapprove of any such Candidate within thirty (30) days after receipt of the Management Directors' notice, then the Investor Directors shall be deemed to have approved such Candidate.

          (b) If either of the circumstances described in clauses (i), (ii) or
(iii) below shall have occurred, then the Investor Directors shall have the right to select a number of Candidates sufficient to fill the existing vacancies on the Board of Directors reserved for Independent Directors: (i) the Investor Directors shall have rejected three (3) Candidates for Good Reason; (ii) the Selection Period shall have expired without a single Candidate being proposed by the Management Directors; or (iii) 45 days after the Selection Period shall have elapsed without a single Independent Director being elected to the Board of Directors. If the Investor Directors have the right to select Candidates pursuant to this Subsection 5.5(b). the Management Directors shall be deemed to have approved of any Candidate so selected so long as such Candidate is not a partner, director, agent, Affiliate, officer or employee of any of the Investors or their Affiliates, such Candidates shall be deemed to be nominated within the meaning of Subsection 5.1(c) hereof and all required action shall then be taken to elect such nominee to the Board of Directors.

            (c) The same procedures described in Subsection 5.5(a) and 5.5(b) shall apply with respect to the selection of a successor Independent Director resigns, is removed or otherwise ceases to serve on the Board of Directors, PROVIDED, HOWEVER, that in such case the "Selection Period" shall be the period beginning on the date of such resignation , removal or cessation and ending on the three monthly anniversary of such date.

      5.6 COMPENSATION OF DIRECTORS. The Management Directors shall not receive compensation or grants of stock options for their service on the Board of Directors in addition to compensation or stock options to which they are entitled in their capacity as officers of the Company. The Investor Directors and Additional Investor Directors shall be entitled to full reimbursement of their expenses in connection with their service on the Board of Directors, but no other compensation until and unless the Company completes the IPO. After the IPO, the Investor Directors and Additional Investor Directors shall be entitled to a compensation package (including cash fees, equity-based incentives and other items of value) equivalent to at least half the compensation package applicable to the Independent Directors from time to time.

6.    RESTRICTIONS AND LIMITATIONS.

      6.1 CONSENT OF INVESTORS. During the term of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to without the unanimous prior written consent of the Investors:

          (a) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Common Stock, or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever which are, or may become, convertible or exchangeable into Common

Stock, PROVIDED, HOWEVER, that this restriction shall not apply to (i) the repurchase of shares of Common Stock issued pursuant to employee stock purchase or stock option plans or (ii) the repurchase of shares of Common Stock as contemplated on SCHEDULE 6 attached hereto;

          (b) Make any distributions on or in respect of its Common Stock of any nature whatsoever, other than distributions by any of the Subsidiaries to the Company;

          (c) Authorize or issue, or obligate itself to issue any additional shares of Common Stock of any class, or any other equity interest in the Company or any right, option, or warrant to purchase Common Stock, or any securities of any type whatsoever which are, or may become, convertible or exchangeable into Common Stock, at a price per share less than either (i) the Current Value, or
(ii) the Assigned Value in effect immediately prior to such issuance or sale, except (x) options to purchase shares of Common Stock, and the shares issuable upon exercise thereof, issued to any directors, employees or consultants of the Company pursuant to a stock option plan or other similar stock plan approved by the Board of Directors and (y) shares of Common Stock to be offered and sold in a Qualified Public Offering;

          (d) Become a party to any transaction resulting in a Change in Control, or any merger, consolidation, Asset Sale or Asset Acquisition, except that (a) any wholly owned Subsidiary may merge or consolidate with the Company or any other Subsidiary wholly owned by the Company;

          (e) Enter into any transaction or series of transactions to sell, lease, transfer, exchange or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company, make any Investment in or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company (each, including any series of transactions with one or more Affiliates, an "Affiliate Transaction"), (i) unless such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained at that time in a comparable transaction by the Company or such Subsidiary with an unrelated Person, and (ii) unless such Affiliate Transaction has been approved by a majority of the Board of Directors who have no direct or indirect interest in the Affiliate Transaction or in the Affiliate that is a party to the Affiliate Transaction, or in any other party that is an Affiliate of any such Affiliate; PROVIDED, HOWEVER, that any Director who is also an executive officer of the Company or any of its Subsidiaries shall be considered an "Affiliate" with respect to matters relating to the compensation and indemnification of any executives or management of the Company. The provisions of this Subsection 7.2(g) shall not apply to any Restricted Payment that is made in compliance with the provisions of the Purchase Agreement, and to transactions exclusively between or among the Company and any wholly owned

Subsidiary or exclusively between or among wholly owned Subsidiaries provided such transactions are not otherwise prohibited by this Agreement or the Purchase Agreement;

          (f) Establish or alter the compensation payable or other material terms of employment with respect to any of the Executive Officers without the approval of a majority of the members of the Board of Directors who are not Executive Officers of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that the chief executive officer of the Company may participate in such deliberations and decisions of the Board of Directors except with respect to his or her own compensation or terms of employment; or

          (g) Take any action which would require the affirmative vote of shareholders of the Company representing more than a simple majority of the shares of Common Stock voting on such matter pursuant to the applicable corporate law or the applicable articles of incorporation or by-laws.

7.    ADDITIONAL RIGHTS OF INITIAL SHAREHOLDERS

      7.1 INFORMATION RIGHTS. The Company agrees to furnish to Louis J. Morelli, Jr. on behalf of the Initial Shareholders copies of any and all materials actually delivered by the Company to the Investors pursuant to Subsection 7.1(a) of the Purchase Agreement concurrently with the delivery of such materials to the Investors; PROVIDED, HOWEVER, that the foregoing right shall not be construed to grant any rights to the Initial Shareholders to independently request additional information from the Company or to inspect the Company's facilities or books and record.

      7.2 INITIAL PUBLIC OFFERING REGISTRATION RIGHTS. The Company shall use all commercially reasonable efforts to cause the lead underwriters of the Company's IPO to include in the IPO shares of Common Stock to be sold by the Initial Shareholders pursuant to Section 3.1(h), up to a maximum number of shares equal to the lower of (i) 30% of the total number of shares of Common Stock being sold in such offering, or (ii) a number of shares valued at $15.0 million using the price to the public per share in the IPO (net of underwriting discounts and commissions); PROVIDED, HOWEVER, that sales by the Initial Shareholders in the IPO may exceed the foregoing limitation to the extent of the Initial Shareholder's pro rata participation in the exercise of the underwriter's over-allotment option, if applicable.

      7.3 DIRECTED STOCK OFFERING. In connection with an initial public offering of the Company, the Company shall use all commercially reasonable efforts to cause the lead managing underwriter in the IPO to allow the Initial Shareholders as a group to select 60% of the participants in any directed stock program implemented in connection with the IPO and to allow the Management Shareholders as a group to select the remaining 40%.

      7.4 CERTAIN HEALTH BENEFITS. The Company agrees to permit each of Lawrence
H. Schubert and his spouse, Louis A. Morelli and his spouse and Alan E. Schubert to participate at their expense, until they become eligible for participation in the federal MEDICARE program or equivalent successor program, in health, dental and life insurance benefit programs maintaned by the Company from time to time for its or its Subsidiaries' employees. The cost to such persons of participation in such programs shall be calculated on the same basis as the cost that would be charged to former employees under COBRA, without incremental cost or premium for the benefit of the Company.

8.    MISCELLANEOUS.

      8.1 REMEDIES. Each party hereto in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of his rights under this Agreement. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by him of the provisions of this Agreement and hereby agrees, to the extent permitted by law, to waive the defense in any action for specific performance that a remedy at law would be adequate.

      8.2 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns including, without limitation, direct or remote transferees of Common Stock from time to time owned by the parties hereto, subject to the restrictions on transfer and related provisions contained in this Agreement.

      8.3 LEGENDS. Each Management Shareholder and Initial Shareholder agrees to cause the following legends to be typed on each certificate evidencing shares of Common Stock held at any time by such party:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR
(ii) RULE 144 UNDER SUCH ACT (OR ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES). THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AGREEMENT AMONG SHAREHOLDERS AND INVESTORS, DATED AS OF FEBRUARY 21, 1997, AMONG THE ISSUER, CERTAIN HOLDERS OF COMMON STOCK OF THE ISSUER AND CERTAIN ADDITIONAL INVESTORS. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

      THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE AGREEMENT AMONG SHAREHOLDERS AND INVESTORS, DATED AS OF FEBRUARY 21, 1997, (A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE FROM THE ISSUER AT ITS PRINCIPAL EXECUTIVE OFFICES), AND EACH HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, BY SUCH HOLDER'S ACCEPTANCE HEREOF, SHALL BE DEEMED TO HAVE AGREED TO, AND SHALL BE BOUND, BY SUCH AGREEMENT.

      8.4 AMENDMENT AND WAIVER. This Agreement may not be amended, modified or supplemented, except by a written instrument signed by (i) the Company, (ii) each of the Investors or their assigns, (iii) a majority-in-interest of the Management Shareholders and their Permitted Transferees and (iv) two-thirds-in-interest of the Initial Shareholders and their Permitted Transferees. No delay on the part of any party hereto in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise a partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.

      8.5 GOVERNING LAW AND FORUM. This Agreement shall be governed by the laws of State of Florida without regard to principles of conflicts of laws thereof. The Company, the Investors, the Management Shareholders and the Initial Shareholders (a) hereby irrevocably submit themselves to the jurisdiction of the state courts of the State of Florida and to the jurisdiction of the United States District Courts for the District of Florida for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any part or parts hereof, (b) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that they are not subject personally to the jurisdiction of the above-named courts, that their property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives any offsets or counterclaims in any such action, suit or proceeding (other than compulsory counterclaims). The Company, the Investors, the Management Shareholders and the Initial Shareholders hereby consent to service of process by registered mail at the address to which notices are to be given. The Company, the Investors, the Management Shareholders and the Initial Shareholders agree that their submission to jurisdiction and their consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any liability of such party therein described or in any other manner provided by or pursuant to the laws of such other jurisdiction. Except with respect to the enforcement of a final judgment as set forth in the immediately preceding sentence, the Company, the Investors, the Management Shareholders and the Initial Shareholders agree that any action, suit or other proceeding arising out of or based upon this Agreement, whether at law or in equity, shall be brought and maintained exclusively in the courts referenced in this Subsection
8.6 and the appellate courts thereto, as applicable.

      8.6 NOTICES, ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by courier, or mailed by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to the Company, at its address set forth on the signature page attached hereto, to the attention of the chief executive officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the other parties hereto in writing, or (b) if to any of the Initial Shareholders, at the address specified on SCHEDULE 1 attached hereto or such other address as the Initial Shareholder shall have furnished to the other parties hereto in writing, or (c) if to any of the Management Shareholders, at the address specified on SCHEDULE 2 attached hereto or such other address as the Management Shareholder shall have furnished to the other parties hereto in writing, or (d) if to any of the Trustees, at the address specified on signature pages attached hereto or such other address as the Trustee shall have furnished to the other parties hereto in writing, or (e) if to any of the Investors, at the address specified on the signature pages attached hereto or such other address as the Investor shall have furnished to the other parties hereto in writing, or (f) if to the Escrow Agent, at the address specified on the signature pages attached hereto or such other address as the Escrow Agent shall have furnished to the other parties hereto in writing. This Agreement and all documents delivered in connection herewith or therewith embody the entire agreement and understanding between the Company, the Initial Shareholders, the Management Shareholders, the Investors, the Trustees, and the Escrow Agent and supersede all prior agreements and understandings relating to the subject matter hereof.

      8.7 RECAPITALIZATION, EXCHANGES, ETC. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Common Stock, to any and all shares of capital equity of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the shares of Common Stock, which shall be appropriately adjusted for any equity dividends, splits, reverse splits, combinations, recapitalization and the like occurring after the date of this Agreement.

      8.8 GENDER. The use in this Agreement of the masculine pronoun in reference to an Initial Shareholder or an Investor shall be deemed to include the feminine or neuter pronoun, as the context may require.

      8.9 COUNTERPARTS; HEADINGS. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

      8.10 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      8.11 ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, the Warrants, the Escrow Agreement and the Registration Rights Agreement, all dated of even date herewith, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Purchase Agreement, the Warrants, the Escrow Agreement and the Registration Rights Agreement, (including the exhibits thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

      8.12 WAIVER OF JURY TRIAL. THE INITIAL SHAREHOLDERS, MANAGEMENT SHAREHOLDERS, INVESTORS, AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT, THEREOF; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM, EACH PARTY HERETO SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

              [The Remainder of this Page Intentionally Left Blank]

                   AGREEMENT AMONG SHAREHOLDERS AND INVESTORS
                             COMPANY SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         OUTSOURCE INTERNATIONAL, INC.,
                                         A FLORIDA CORPORATION

                                         By: /s/ PAUL M BURRELL
                                            ----------------------
                                            Paul M Burrell
                                            President

                                         Address: 1144 East Newport Center Drive
                                                  Deerfield Beach, Fl 33442

                                         Telephone: (954) 418-6200
                                         Telecopy:  (954) 418-3365

                   AGREEMENT AMONG SHAREHOLDERS AND INVESTORS
                      INITIAL SHAREHOLDERS' SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above first written.

                                         /s/ LAWRENCE H. SCHUBERT
                                         -----------------------------
                                         Lawrence H. Schubert as
                                         Trustee of the Lawrence
                                         H. Schubert Revocable Trust
                                         dated August 25, 1996

     /s/ NADYA I. SCHUBERT               /s/ NADYA I. SCHUBERT
     -----------------------------       -----------------------------
     Nadya I. Schubert                   Nadya I. Schubert as
     as Co-Trustee of the Robert A.      Trustee of the Nadya I.
     Lefcort Irrevocable Trust           Schubert Revocable Trust
     dated February 28, 1996             dated August 25, 1996

                                         /s/ ALAN E. SCHUBERT
                                         -----------------------------
                                         Alan E. Schubert

                                         /s/ LOUIS A. MORELLI
                                         -----------------------------

                                         /s/ RAYMOND S. MORELLI
                                         -----------------------------
                                         Raymond S. Morelli

                                         /s/ LOUIS J. MORELLI
                                         -----------------------------
                                         Louis J. Morelli

                                         /s/ LOUIS A. MORELLI
                                         -----------------------------
                                         Louis A. Morelli as Trustee
                                         of the Louis J. Morelli
                                         S Stock Trust dated
                                         January 1, 1995

                   AGREEMENT AMONG SHAREHOLDERS AND INVESTORS
                      INITIAL SHAREHOLDERS' SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above first written.

                                         /s/ MARGARET MORELLI JANISCH
                                         -----------------------------
                                         Margaret Morelli Janisch

                                         /s/ LOUIS A. MORELLI
                                         -----------------------------
                                         Louis J. Morelli as
                                         Trustee of the
                                         Margaret Ann Janisch
                                         S Stock Trust dated
                                         January 1, 1995

                                         /s/ MATTHEW B. SCHUBERT
                                         -----------------------------
                                         Matthew B. Schubert

                                         /s/ JASON D. SCHUBERT
                                         -----------------------------
                                         Jason D. Schubert as Co-
                                         Trustee of the Matthew
                                         Schubert OutSource Trust
                                         dated November 24, 1995

                                         /s/ ALAN E. SCHUBERT
                                         -----------------------------
                                         Alan E. Schubert as Co-
                                         Trustee of the Matthew
                                         Schubert OutSource Trust
                                         dated November 24, 1995

                                         /s/ MATTHEW B. SCHUBERT
                                         -----------------------------
                                         Matthew B. Schubert as Co-
                                         Trustee of the Jason
                                         Schubert OutSource Trust
                                         dated November 24, 1995

                   AGREEMENT AMONG SHAREHOLDERS AND INVESTORS
                      INITIAL SHAREHOLDERS' SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above first written.

                                         /s/ ALAN E. SCHUBERT
                                         -----------------------------
                                         Alan E. Schubert as Co-
                                         Trustee of the Jason
                                         Schubert OutSource Trust
                                         dated November 24, 1995

                                         /s/ MINDI WAGNER
                                         -----------------------------
                                         Mindi Wagner

                   AGREEMENT AMONG SHAREHOLDERS AND INVESTORS
                    MANAGEMENT SHAREHOLDERS' SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      /s/ PAUL M. BURRELL
                                      -----------------------------
                                      Paul M. Burrell

                                      /s/ ROBERT A. LEFCORT
                                      -----------------------------
                                      Robert A. Lefcort

                                      /s/ ROBERT A. LEFCORT
                                      -----------------------------
                                      Robert A. Lefcort, as Cotrustee of the
                                      Robert A. Lefcort Irrevocable Trust dated
                                      February 28, 1996

                   AGREEMENT AMONG SHAREHOLDERS AND INVESTORS
                            INVESTORS' SIGNATURE PAGE

      IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN.

                                            TRIUMPH-CONNECTICUT
                                            LIMITED PARTNERSHIP

                                            BY: TRIUMPH-CONNECTICUT CAPITAL
                                                ADVISORS, L.P., ITS GENERAL
                                                PARTNER

                                               /s/ RICHARD J. WILLIAMS
                                            BY:------------------------------

                                                NAME:  RICHARD J. WILLIAMS
                                                TITLE: MANAGING DIRECTOR

                                            ADDRESS:  SIXTY STATE STREET
                                                      21ST FLOOR
                                                      BOSTON, MA 02109

                                            TELEPHONE: (617) 557-6000
                                            TELECOPY:  (617) 557-6020

                                            BACHOW INVESTMENT
                                            PARTNERS III, L.P.

                                            BY: BALA EQUITY PARTNERS, L.P., ITS
                                                GENERAL PARTNER

                                            BY: BALA EQUITY, INC., ITS
                                                GENERAL PARTNER


                                               /s/ JAY D. SEID
                                            BY:------------------------------

                                                NAME:  JAY D. SEID
                                                TITLE: VICE PRESIDENT

                                            ADDRESS:  THREE BALA PLAZA EAST
                                                      5TH FLOOR
                                                      BALA CYNWYD, PA 19004

                                            TELEPHONE:(610) 660-4900
                                            TELECOPY: (610) 660-4930

                   AGREEMENT AMONG SHAREHOLDERS AND INVESTORS
                      INITIAL SHAREHOLDERS' SIGNATURE PAGE

         IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN.

                                             TRIUMPH- CONNECTICUT
                                             LIMITED PARTNERSHIP

                                             BY: TRIUMPH CAPITAL GROUP, INC.
                                                 ITS GENERAL PARTNER



                                             BY:-----------------------------
                                                NAME:
                                                TITLE:

                                             ADDRESS:  SIXTY STATE STREET
                                                       21ST FLOOR
                                                       BOSTON, MA 02109

                                             TELEPHONE:  (617)557-6000
                                             TELECOPY:   (617)557-6020

                                             BACHOW INVESTMENT
                                             PARTNERS III, L.P.

                                             BY:  BALA EQUITY PARTNERSM L.P.,
                                                  ITS GENERAL PARTNER

                                             BY:  BALA EQUITY, INC., ITS
                                                  GENERAL PARTNER


                                               /s/ JAY D. SEID
                                             BY------------------------------
                                                NAME:  JAY D. SEID
                                                TITLE: VICE PRESIDENT

                                             ADDRESS:  THREE BALA PLAZA EAST
                                                       5TH FLOOR
                                                       BALA CYNWYD, PA 19004

                                             TELEPHONE:  (610)660-4900
                                             TELECOPY:   (610)660-4930

                   AGREEMENT AMONG SHAREHOLDERS AND INVESTORS
                            TRUSTEES' SIGNATURE PAGE

      IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN.

                                          /s/ PAUL M. BURRELL
                                          ----------------------------------
                                          PAUL M. BURRELL

                                          ADDRESS: 1144 EAST NEWPORT CENTER DR.
                                                   DEERFIELD BEACH, FL  33442

                                          TELEPHONE: (954) 418-6200
                                          TELECOPY:  (954) 418-3365

                                          /s/ RICHARD J. WILLIAMS
                                          -----------------------------------
                                          RICHARD J. WILLIAMS

                                          ADDRESS:  SIXTY STATE STREET
                                                    21ST FLOOR
                                                    BOSTON, MA  02109

                                          TELEPHONE: (617) 557-6000
                                          TELECOPY:  (617) 557-6020

                                   SCHEDULES

                                   SCHEDULE 1

                              INITIAL SHAREHOLDERS

     NAME                           ADDRESS                       SHARES HELD

Alan E. Schubert         305 North Victoria Park Road              2,202,602
                           Ft. Lauderdale, FL 33301

Louis A. Morelli               1807 Belter Court                   1,092,561
                               Geneva, IL 60134

Raymond S. Morelli             1807 Belter Court                    402,255
                               Geneva, IL 60134

Louis J. Morelli               1800 Belter Court                    315,749
                               Geneva, IL 60134

Margaret Ann Morelli Janisch   1816 Belter Court                    404,310
                               Geneva, IL 60134

Matthew B. Schubert          1529 Windy Hill Road                   86,394
                             Northbrook, IL 60062

Mindi Wagner                  395 Oakcreek Drive                    86,763
                                    #6-407
                              Wheeling, IL 60090

Lawrence H. Schubert         7500 Fenwick Place                    783,123
Revocable Trust              Boca Raton, FL 33496
dated August 25, 1995

Nadya I. Schubert            7500 Fenwick Place                    783,123
Revocable Trust              Boca Raton, FL 33496
dated August 25, 1995

Louis J. Morelli               1800 Belter Court                    86,507
S-Stock Trust                  Geneva, IL 60134
dated January 1, 1995

Margaret Ann Janisch             1816 Belter Court                  86,948
S-Stock Trust                    Geneva, IL 60134
dated January 1, 1995

Jason Schubert OutSource Trust    1122 N. Clark                     481,092
dated November 24, 1995            Apt. 2809
                               Chicago, IL 60610

Matthew B. Schubert            1529 Windy Hill Road                 394,698
OutSource Trust                Northbrook, IL 60062
dated November 24, 1995

                                   SCHEDULE 2



                             MANAGEMENT SHAREHOLDERS

     NAME                           ADDRESS                       SHARES HELD

Paul M. Burrell             1144 East Newport Center Drive        977,615(1)
                            Deerfield Beach, FL 33442

Robert A. Lefcort           1144 East Newport Center Drive        178,007
                            Deerfield Beach, FL 33442

Robert A. Lefcort           1144 East Newport Center Drive         89,003
Irrevocable Trust           Deerfield Beach, FL  33442
dated February 28, 1996



                            [OPTION HOLDERS TO COME]

(1) Represents 909,615 shares of Common Stock and options to purchase 68,000 shares of Common Stock

                                   SCHEDULE 6

                              ROLL-UP DESCRIPTION

1. All of the following are (or will be) Florida corporations at the time of rollup:

ULTIMATE PARENT:

     OutSource International, Inc.

ULTIMATE SUBSIDIARIES:

     a. OutSource International of America, Inc. (f/k/a/ OutSource International, Inc. (IL)
     b.  OutSource Franchising, Inc.
     c.  Synadyne I, Inc.
     d.  Synadyne II, Inc.
     e.  Synadyne III, Inc.
     f.  Synadyne IV, Inc.
     g.  Synadyne V, Inc.
     h.  Capital Staffing Fund, Inc.
     i.  Employees Insurance Services, Inc.

2. OutSource International, Inc. and OutSource International of America, Inc. were Florida corporations with no shareholders. Each of the other corporations were owned by the shareholders listed on Exhibit A attached.

3. Articles of Amendment to the Articles of Incorporation of the ULTIMATE PARENT were filed with the Secretary of State of Florida to increase the shares of authorized capital stock.

4. The Boards of Firectors of each of OUTSOURCE INTERNATIONAL OF AMERICA, INC., OUTSOURCE FRANCHISING, INC., SYNADYNE II, INC., SYNADYNE III, INC. AND CAPITAL STAFFING FUND, INC. adopted resolutions authorizing the distribution of each of those corporations' accumulated adjustment account ("AAA") to their respective shareholders upon the consummation of the rollup and termination of their S corporation status (the "AAA Distribution"). The AAA Distribution will be made in the form of promissory notes to each stockholder of each coporation calling for two distributions, the deferred portion of which will bear interest at 8%.

5. The first step of the rollup transaction was to merge OUTSOURCE INTERNATIONAL, INC., AND ILLINOIS CORPORATION, with and into OUTSOURCE INTERNATIONAL OF AMERICA, INC., A FLORIDA CORPORATION, for the sole purpose of changing the Illinois corporation's name and state of incorporation.
    As a result of the merger, the Florida corporation was owned by the stockholders listed on Exhibit A. After the filing of the merger documents, the Florida corporation qualified to do business in Illinois.

6. A statutory share exchange was conducted pursuant to which the shareholders of each of the ULTIMATE SUBSIDIARIES exchanged their shares of those corporations for shares, and in some cases cash (the"Redemption Proceeds") and notes (the "Redemption Notes"), from the ULTIMATE PARENT. The exchange ratios are set forth on Exhibit B. Upon the transfer of the ULTIMATE SUBSIDIARIES' stock to a corporate shareholder, the S corporation status of each of those ULTIMATE SUBSIDIARIES was terminated.

7. The final step of the rollup was the transfer of the stock certificates of the ULTIMATE PARENT issued to the Shubert/Morelli shareholders to a Voting Trust in exchange for Voting Trust Certificates.

8. Immediately after the completion of the Financing Transactions, the majority of the AAA Distribution and all of the Redemption Proceeds will be paid.

                                                                       EXHIBIT A

================================================================================

                                   EXHIBIT A

                                    FORM OF

                             VOTING TRUST AGREEMENT

                                  BY AND AMONG

                         OUTSOURCE INTERNATIONAL, INC.,

                                  THE TRUSTEES

                                       AND

                              CERTAIN SHAREHOLDERS

                                       OF

                          OUTSOURCE INTERNATIONAL, INC.

                                February 21, 1997

================================================================================

                             VOTING TRUST AGREEMENT

         Agreement made as of the 21st day of February, 1997, by and among OutSource International, Inc., a Florida corporation, (the "Company"), Richard
J. Williams and Paul M. Burrell (hereinafter sometimes referred to, together with their successors in trust, as the "Trustees"), and each of the shareholders of the "Company" listed on SCHEDULE 1 hereto (hereinafter sometimes referred to individually as an "Initial Shareholder" and collectively as the "Initial Shareholders").

                               W I T N E S S E T H

         WHEREAS, as of the date hereof, the Company, the Trustees and the Initial Shareholders have entered into an Agreement among Shareholders and Investors, dated as of February 21, 1997 (the "AASI"), pursuant to which the Initial Shareholders agreed to enter into a voting trust;

         WHEREAS, as of the date hereof, each of the Initial Shareholders is currently the holder of the shares of common stock, par value $.001 per share, of the Company (the "Common Stock") set forth opposite his or its respective name on SCHEDULE 1 attached hereto;

         WHEREAS, the Initial Shareholders desire to grant the voting power with respect to the shares of Common Stock of the Company beneficially owned or held of record by them or hereafter acquired to the Trustees in all matters on the terms and conditions set forth herein; and

         WHEREAS, the Trustees have consented to act under this Agreement for the purposes hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto promise, covenant, undertake and agree as follows:

         1. TRANSFER OF STOCK TO TRUSTEES. Upon executing this Agreement, each of the Initial Shareholders shall deposit with the Trustees one or more certificates representing the number of shares of Common Stock listed opposite his, her or its name on SCHEDULE 1 hereto, and shall also deposit with the Trustees immediately upon receipt certificates representing any other shares of capital stock of any class or series of the Company having voting powers which they acquire during the term of this Agreement, including any such shares acquired through the exercise of any options, conversion or as dividends. All such stock certificates shall be so endorsed, or accompanied by such instruments of transfer as to enable the Trustees to cause such certificates to be transferred into the names of the Trustees. All certificates for the Company's Common Stock transferred and delivered to the Trustees pursuant hereto shall be surrendered by the Trustees to the Company and canceled and new certificates therefor shall be issued to and held by the Trustees in their own names in their capacities as Trustees hereunder and shall bear a legend indicating that the shares represented by such certificate are subject to this Agreement. Upon receipt by the Trustees of the certificates for any such shares of the Common Stock and the transfer of the same into the names of the Trustees, the Trustees shall hold the same subject to the terms of this Agreement and shall issue and deliver to each Initial Shareholder voting trust certificates representing his, her or its interest in such Common Stock deposited pursuant to this Agreement. Each voting trust certificate to be issued and delivered by the Trustees in respect of the Common Stock of the Company shall state the number of shares which it represents, shall be signed by each of the Trustees and shall be in substantially the same form as EXHIBIT A attached hereto and bear the restrictive legends set forth thereon. The Trustees shall at all times keep, or cause to be kept, complete and accurate records of all Common Stock or other securities deposited with them hereunder, the identity, addresses and ownership of the depositing Initial Shareholders, and all certificates of beneficial interest issued by the Trustees. Such records shall be open to inspection by any depositing Initial Shareholder at all reasonable times.

         2. DIVIDENDS. If any dividend in respect of the stock deposited with or acquired by the Trustees hereunder is paid, in whole or in part, in stock of the Company having voting powers, the Trustees shall likewise hold, subject to the terms of this Agreement, the stock certificates which are received by them on account of such dividend, and the holder of each outstanding voting trust certificate representing stock on which such dividend has been paid shall be entitled to receive a voting trust certificate issued under this Agreement for the number of shares and class of stock received as such dividend with respect to the shares represented by such voting trust certificate. Holders entitled to receive the voting trust certificates issued in respect of such dividends shall be those registered as such on the transfer books of the Trustees at the close of business on the record date for such dividend.

         If any dividend in respect of the stock deposited with or acquired by the Trustees hereunder is paid other than in capital stock of the Company having voting powers, then the Trustees shall promptly distribute the same to the holders of outstanding voting trust certificates registered as such at the close of business on the record date for such distribution. Such distribution shall be made to such holders of voting trust certificates ratably, in accordance with the number of shares represented by their respective voting trust certificates.

         In lieu of receiving cash dividends upon the capital stock of the Company deposited with or acquired by the Trustees hereunder and paying the same to the holders of outstanding voting trust certificates pursuant to the preceding paragraph, the Trustees may instruct the Company in writing to pay such dividends directly to the holders of the voting trust certificates specified by the Trustees. Such instructions are deemed given hereby and until receipt of written instructions to the contrary from the Trustees, the Company agrees to pay such dividends directly to the holders of the voting trust certificates. The Trustees may at any time revoke such instructions and by written notice to the Company direct it to make dividend payments to the Trustees.

         3. TRANSFER OF CERTIFICATES. Transfer of any voting trust certificate (including without limitation any sale, assignment, donation, pledge, encumbrance, grant of a security interest, hypothecation or other transfer or disposition) shall be subject to the restrictions set forth in Subsection 2.2 and Section 3 of the AASI and any restrictions, provisions and conditions applicable to the Common Stock which it represents, whether imposed by law, by the Company's Articles of Incorporation, as amended, specified on such stock certificates, in this Agreement, the AASI or any other agreements among the parties hereto. Any attempted transfer in violation of such restrictions, provisions and other conditions shall be void AB INITIO and the Trustees shall not register such transfer or recognize the intended transferee as the holder of the voting trust certificate for any purpose. To the extent permitted by law, voting trust certificates shall not be subject to attachment, garnishment, judicial order, levy, execution or similar process, however instituted, for satisfaction of a judgment or otherwise.

         Subject to the provisions of the foregoing paragraph, the voting trust certificates shall be transferable on the books of the Trustees, at such office as the Trustees may designate, by the registered owner thereof, either in person or by attorney duly authorized, upon surrender thereof, according to the rules established for that purpose by the Trustees, and the Trustees may treat the registered holder as owner thereof for all purposes whatsoever, but they shall not be required to deliver new voting trust certificates hereunder without the surrender of such existing voting trust certificates.

         If a voting trust certificate is lost, stolen, mutilated or destroyed, the Trustees, in their discretion, may issue a duplicate of such certificate upon receipt of (a) evidence of such fact satisfactory to them; (b) indemnity satisfactory to them, including, without limitation, an indemnity bond, sufficient in the judgment of the Trustees, to protect the Trustees, or any agent, from any loss which any of them may suffer if a Voting Trust Certificate is replaced; (c) the existing certificate, if mutilated; and (d) their reasonable fees and expenses in connection with the issuance of a new trust certificate.

         4. WITHDRAWAL OF SHARES FROM VOTING TRUST. Any registered holder of voting trust certificates hereunder may from time to time withdraw shares of Common Stock represented thereby pursuant to this Agreement only in the manner and subject to the conditions specified in Subsection 2.3 of the AASI, and such shares, when so withdrawn, shall be free of any restrictions imposed by this Agreement, but shall remain subject to any and all other restrictions imposed by the AASI or other agreements or by law. Such withdrawal shall be effected only by a written amendment to this Agreement in the form of EXHIBIT B hereto executed by either of the Trustees then serving hereunder. Upon the surrender by such holder to the Trustees of the voting trust certificate or certificates designated in such amendment, each of the Trustees is authorized to deliver or cause to be delivered to such holder a certificate or certificates for the shares of the Common Stock of the Company so withdrawn, with any appropriate restrictive legends, and a voting trust certificate in respect of the remaining shares, if any. Nothing in this Section 5 or in any such amendment shall modify, amend, limit or terminate any other restrictions contained in, or be construed as a consent to any transfer of shares subject to this Agreement under, the AASI or any other agreement or instrument, unless such amendment specifically refers to the AASI or such other agreement or instrument and satisfies all requirements for amendment or waiver thereof (including execution and delivery by appropriate parties).

         5. RIGHTS, POWERS AND DUTIES OF TRUSTEES.

              (a) Until the actual delivery to the holders of voting trust certificates issued hereunder of stock certificates in exchange therefor, and until the surrender of the voting trust certificates representing such shares for cancellation, in each case in accordance with the terms of this Agreement, title to all shares of Common Stock deposited hereunder shall be vested in the Trustees, and the Trustees shall have the sole and exclusive right, acting as hereinafter provided, to exercise, in person or by their nominees or proxies, all rights and powers of the Initial Shareholders in respect of all Common Stock deposited with or acquired by the Trustees hereunder, including the right to vote thereon and to take part in or consent to any shareholders' action of any kind whatsoever, whether ordinary or extraordinary, subject to the provisions hereinafter set forth; provided that the Trustees shall exercise all such rights with respect to the Common Stock deposited or acquired hereunder in accordance with the provisions of Subsection 2.4(b) of the AASI.

         Whenever action is required of the Trustees, such action may be taken at a meeting of the Trustees or by written consents signed by either or both of the Trustees; provided that the Trustees shall act only in accordance with the terms of this Agreement and the AASI. A certificate signed by either of the Trustees shall be conclusive evidence to all persons to any action taken by the Trustees.

              (b) The right to vote shall include the right to vote for the election of directors and in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of shareholders of the Company. It is expressly understood and agreed that the holders of voting trust certificates shall not have any right, either under said voting trust certificates or under this Agreement, or under any agreement express or implied, or otherwise, with respect to any shares held by the Trustees hereunder, to vote such shares or to take part in or consent to any corporate action, or to do or perform any other act or thing which the holders of the Company's Common Stock are now or may hereafter become entitled to do or perform by virtue of their being shareholders.

              (c) The Trustees shall not incur any responsibility in their capacity as shareholders or trustees, or individually or otherwise, in voting the shares held hereunder or in any matter or act committed or omitted to be done under or in connection with this Agreement, or for any vote or act committed or omitted to be done by any predecessor or successor Trustee, except for such Trustee's individual willful malfeasance.

              (d) The Trustees shall maintain, or cause to be maintained, complete and accurate records of all the Common Stock deposited with them hereunder, the identity, addresses and ownership of the depositing shareholders, and all voting trust certificates issued by the Trustees. Such records shall be open to inspection by any depositing shareholder or other party to or beneficiary under this Agreement on reasonable notice during business hours.

         6. COMPENSATION AND REIMBURSEMENT OF THE TRUSTEES. The Trustees shall serve without compensation. The Trustees shall have the right to incur and pay such reasonable expenses and charges and to employ and pay such agents, attorneys and counsel as they may deem necessary and proper. Any such expenses or charges incurred by and due to the Trustee shall be reimbursed by the Initial Shareholders and may be deducted from the dividends, proceeds or other moneys or property received by the Trustees in respect of the capital stock deposited with or acquired by the Trustees hereunder. Nothing herein contained shall disqualify any Trustee or any successor Trustee, or any firm in which he is interested, from serving the Company or any of its subsidiaries as an officer or director or in any other capacity, holding any class of stock in the Company, becoming a creditor of the Company or otherwise dealing with it in good faith, voting for himself as a Director of the Company in any election thereof, or taking any other action as a Trustee hereunder in connection with any matter in which such Trustee has any direct or indirect interest. Notwithstanding the foregoing, each Trustee shall be entitled to be fully indemnified by the holders of outstanding voting trust certificates, pro rata in accordance with their interests at the time of the relevant payment, against all costs, charges, expenses, loss, liability and damage (other than those for which he is responsible under this Agreement) incurred by him in the administration of this trust or in the exercise of any power conferred upon the Trustee by this Agreement.

         7. ADDITIONAL AND SUCCESSOR TRUSTEES. In the event that a Trustee ceases to be a Trustee because of death, disability or otherwise, a successor trustee shall be designated in accordance with the provisions of Section 2.4(a) of the AASI in his place and stead and the parties to the AASI shall inform, by written notice, the other Trustee(s) of such designation. The rights, powers and privileges of each successor Trustee named hereunder shall be possessed by any successor Trustee with the same effect as though such successor had originally been a party to this Agreement.

         The Trustees shall affix their signatures to this Agreement and each successor Trustee appointed pursuant to this Section 8 shall accept appointment or election hereunder by affixing his signature to this Agreement at the time he becomes a Trustee hereunder. By affixing their signatures to this Agreement, the Trustees and each successor Trustee agree to be bound by the terms hereof.

         Reference in this Agreement to "Trustees" means the Trustee or Trustees at the time acting in that capacity, whether an initial Trustee or any additional or successor Trustee.

         8. SALE AND TRANSFER OF COMPANY'S STOCK. Except as otherwise provided in this Agreement, the Trustees shall not sell, hypothecate, pledge, assign or otherwise transfer the shares of Common Stock held in the voting trust pursuant to this Agreement.

         9. AMENDMENT AND TERMINATION. This Agreement may be amended or terminated by a written instrument signed by both Trustees in accordance with the provisions of Section 2.5 of the AASI. Notwithstanding anything to the contrary contained herein, this Agreement shall in any event terminate as of a date which is before 10 years after the date of this Agreement.

         10. TERMINATION PROCEDURE. Upon the termination of the voting trust at any time, in accordance with Section 10 of this Agreement, the Trustees shall mail written notice of such termination to the registered owners of the outstanding voting trust certificates, at the addresses appearing on the transfer books of the Trustees. From the date specified in any such notice (which date shall be fixed by the Trustees) the voting trust certificates shall cease to have any effect, and the holders of such voting trust certificates shall have no further rights under this voting trust other than to receive certificates for shares of Common Stock of the Company or other property distributable under the terms hereof upon the surrender of such voting trust certificates.

         Within 30 days after the termination of this voting trust, the Trustees shall deliver to the registered holders of all voting trust certificates outstanding as of the date of such termination, stock certificates for the number of shares of such class or classes of the Company's capital stock represented thereby as to which they shall be entitled upon the surrender for cancellation of such voting trust certificates, properly endorsed or accompanied by properly endorsed instruments of transfer, if appropriate, at the place designated by the Trustees, and after payment, if the Trustees so require, by the persons entitled to receive such stock certificates, of a sum sufficient to cover any stamp tax or governmental charge in respect of the transfer or delivery of such stock certificates. Such certificates or shares shall bear such legend referring to the restrictions on transfer of such shares as may be required by this Agreement, by law or otherwise. Thereupon, all liability of the Trustees for delivery of such certificates of shares shall terminate, and the voting trust certificates representing the beneficial interest in the shares so delivered by the Trustee shall be null and void.

         If upon such termination, one or more registered holders of outstanding voting trust certificates shall fail to surrender such voting trust certificates, or the Trustees for any reason shall be unable to comply with the provisions of the preceding paragraph, the Trustees may, at any time subsequent to 30 days after the termination of this Agreement, deposit with the Company stock certificates representing the number of shares of capital stock represented by such voting trust certificates, together with written instructions authorizing the Company to deliver such stock certificates in exchange for voting trust certificates representing a like interest in the capital stock of the Company; and upon such deposit, all further liability of the Trustees for the delivery of such stock certificates and the delivery or payment of dividends upon surrender of the voting trust certificates shall cease, and the Trustees shall not be required to take any further action hereunder.

         11. NOTICES, ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by courier, or mailed by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to the Company, at its address set forth on the signature page attached hereto, to the attention of the Chief Executive Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the other parties hereto in writing, or (b) if to any of the Trustees, at the address specified on the signature pages attached hereto or such other address as the Trustee shall have furnished to the other parties hereto in writing, or (c) if to any of the Initial Shareholders, at the address specified on SCHEDULE 1 attached hereto, or at such other address as the Initial Shareholder shall have furnished to the other parties hereto in writing. This Agreement, the AASI and any and all other agreements or documents delivered in connection herewith or therewith embody the entire agreement and understanding between the Company, the Trustees and the Initial Shareholders and supersede all prior agreements and understandings relating to the subject matter hereof.

         12. HEADINGS. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         1. CONSTRUCTION. This Agreement is to be governed by, and constructed2 in accordance with, the laws of the State of Florida, is to take effect as a sealed instrument, and is binding upon and inures to the benefit of the parties hereto and their successors and assigns. The invalidity or nonenforceability of any term or provision of this Agreement or of any voting trust certificate shall in no way impair or affect the balance hereof or thereof, which shall remain in full force and effect.

         14. EXECUTION. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute but one and the same instruments.

                             VOTING TRUST AGREEMENT
                             COMPANY SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      OUTSOURCE INTERNATIONAL, INC.,
                                      A FLORIDA CORPORATION

                                       By:
                                          ---------------------------
                                           Paul M. Burrell
                                           President

                                       Address:   1144 East Newport Center Drive
                                                  Deerfield Beach, FL 33442

                                       Telephone: (954) 418-6200

                                       Telecopy:  (954) 418-3365

                             VOTING TRUST AGREEMENT
                            TRUSTEES' SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    -----------------------------------
                                    Paul M. Burrell

                                    Address:   1144 East Newport Center Drive
                                               Deerfield Beach, FL 33442

                                    Telephone: (954) 418-6200

                                    Telecopy:  (954) 418-3365

                                    Richard J. Williams

                                    Address:   Sixty State Street
                                               21st Floor
                                               Boston, MA 02109

                                    Telephone: (617) 557-6000

                                    Telecopy:  (617) 557-6020

                             VOTING TRUST AGREEMENT
                      INITIAL SHAREHOLDERS' SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        -----------------------------


                                        -----------------------------


                                        -----------------------------


                                        -----------------------------


                                        -----------------------------

                                   SCHEDULE 1

                              INITIAL SHAREHOLDERS

     NAME                                   ADDRESS                SHARES HELD
     ----                                   -------                -----------

Alan E. Schubert                   305 North Victoria Park Road     2,202,602
                                   Ft. Lauderdale, FL 33301

Louis A. Morelli                        1807 Belter Court           1,092,561
                                        Geneva, IL 60134

Raymond S. Morelli                      1807 Belter Court             402,255
                                        Geneva, IL 60134

Louis J. Morelli                        1800 Belter Court             315,749
                                        Geneva, IL 60134

Margaret Ann Morelli Janisch            1816 Belter Court             404,310
                                        Geneva, IL 60134

Matthew B. Schubert                     1529 WIndy Hill Road           86,394
                                        Northbrook, IL 60062

Mindi Wagner                            395 Oakcreek Drive             86,763
                                              #6-407
                                        Wheeling, IL 60090

Lawrence H. Schubert Revocable Trust    7500 Fenwick Place            783,123
dated August 25, 1995                   Boca Raton, FL 33496

Nadya I. Schubert Revocable Trust       7500 Fenwick Place            783,123
dated August 25, 1995                   Boca Raton, FL 33496

Louis J. Morelli S-Stock Trust          1800 Belter Court              86,507
dated January 1, 1995                   Geneva, IL 60134

Margaret Ann Janisch S-Stock Trust      1816 Belter Court              86,948
dated January 1, 1995                   Geneva, IL 60134

Jason Schubert Outsource Trust          1122 N. CLARK                 481,092
dated November 24, 1995                 Apt. 2809
                                        Chicago, IL 60610

Matthew B. Schubert Outsource Trust     1529 Windy Hill Road          394,698
dated November 24, 1995                 Northbrook, IL 60062

                                    EXHIBIT A

                                     FORM OF
                            VOTING TRUST CERTIFICATE

No.__________________                     Number of Shares:__________ Shares of
                                                                   Common Stock

         This certifies that the undersigned trustees have received a certificate or certificates in the name of _____________________________________
evidencing ownership of ______________shares of the Common Stock, par value $.001 per share, of OutSource International, Inc. (the "Company"), a Florida Corporation, and that said shares are held subject to all of the terms and conditions of a certain Voting Trust Agreement dated as of the 21st day of February, 1997, by and among the Company, Paul M. Burrell and Richard J. Williams as Trustees, and certain shareholders of the Company and are entitled to all of the benefits set forth in such Agreement. Copies of the aforesaid Voting Trust Agreement and of every amendment and supplement thereto are on file at the office of the Company and shall be available for the inspection of every beneficiary thereof during normal business hours. The holder of this certificate, which is issued, received and held under such Agreement, by acceptance hereof, assents to and is bound by such Agreement with like effect as if such Voting Trust Agreement had been signed by him in person.

        The Shares of stock represented by this certificate bear the legends:

        "These shares have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred except pursuant to an effective registration statement under said act."

        "These shares are subject to restrictions on transfer, a copy of which will be furnished by the Company to the holder of this certificate upon written request and without charge."

        "The Company is authorized to issue more than one class of stock. The Company will furnish without charge to each shareholder who so requests a copy of the designations, preferences, and relative rights and limitations of each outstanding class of stock of the Company."

        "These shares are subject to a certain Voting Trust Agreement, dated as of February 21, 1997, by and among the Company, Paul M. Burrell and Richard J. Williams as trustees, and certain shareholders of the Company, a copy of which agreement will be furnished by the Company to the holder of this certificate upon written request and without charge, and these shares can only be transferred subject to, and in accordance with, such agreement.

         This Voting Trust Certificate (i) has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, or (b) the trustees and the Company have been furnished with an opinion of counsel satisfactory to them to the effect that no registration is legally required for such transfer and (ii) is subject to the same restrictions on transfer as the shares of capital stock of the Company it represents.

         Subject to the provisions of the foregoing, this certificate is transferable only on the books of the trustees by the registered holder in person or his duly authorized attorney, and the holder hereof, by accepting this certificate, manifests his consent that the trustees may treat the registered holder hereof as the true owner for all purposes, except the delivery of stock certificates, which delivery shall not be made without the surrender of this certificate or otherwise pursuant to the aforesaid Voting Trust Agreement.

         IN WITNESS WHEREOF, Paul M. Burrell and Richard J. Williams, trustees have hereunto executed this certificate as of the 21st day of February, 1997.


                                           -------------------------------
                                           as trustee but not individually


                                           -------------------------------
                                           as trustee but not individually

                                    EXHIBIT B

                       AMENDMENT TO VOTING TRUST AGREEMENT

         WHEREAS, [______] and [______] are Trustees under a Voting Trust Agreement dated ____________, _____, [as amended] (such Voting Trust Agreement, [as amended,] being referred to herein as the "Agreement"); and

         WHEREAS, [ _______________ ] desires To withdraw [ ________________
(______)] shares of Common Stock Of OutSource International, Inc., a Florida corporation in accordance with the provisions of Section __ of the Agreement among Shareholders and Investors, Dated as of February __, 1997;

         WHEREAS, the Trustees desire to consent and agree to the above-described transactions.

         NOW, THEREFORE, the parties hereto do hereby agree as follows:

         1. The parties hereto do hereby consent to the withdrawal of such shares and amend Schedule A to the Agreement by amending and restating SCHEDULE A in its entirety to read as follows:

                                   SCHEDULE A

                                                            CERTIFICATE NOS./
SHAREHOLDER/ADDRESS                                           NO. OF SHARES
-------------------                                         ---------------

[Name of Registered Holders]                                 [___________]

         2. Except as hereinabove provided, the parties ratify and confirm the Agreement in all respects.

        The parties hereto have executed this Amendment to the Agreement in one or more counterparts under seal as of the [__]th day of [ _______ ], 19[__].

                                  [Signatures to be added per the terms of the
                                   Agreement]